Exhibit 10.9

TABLE OF CONTENTS

I.	SECURITIES PURCHASE AGREEMENT

II.	DISCLOSURE SCHEDULES

III.	EXHIBIT A – CERTIFICATE OF INCORPORATION

IV.	EXHIBIT B – DEBENTURE

V.	EXHIBIT C – ESCROW AGREEMENT

VI.	EXHIBIT D – FORM OF LOCK-UP AGREEMENT

VII.	EXHIBIT E – SECRUITY AGREEMENT

VIII.	EXHIBIT F – ACCREDITED INVESTOR QUESTIONNAIRE

IX.	EXHIBIT G – SUBSIDIARY GUARANTEE

X.	EXHIBIT H – RISK FACTORS

XI.	EXHIBIT I – BENEFICIAL CAPITAL STOCKHOLDER LOCK-UP AGREEMENT

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 19, 2024, by and among Exxel Pharma Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), and the purchasers identified on the signature pages hereto (each, an “Initial Purchaser” and, including their respective successors and permitted assigns, a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I. DEFINITIONS

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein) and/or the Certificate of Incorporation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company in form attached hereto as Exhibit A.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived. Pursuant to the terms of this Agreement, there may be one or more Closing Dates hereunder.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common stock of the Company, par value $0.00 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company IP” means all Intellectual Property or Intellectual Property Rights owned, in whole or in part, by the Company or its Subsidiaries or exclusively licensed to the Company or its Subsidiaries, including the Company Registered Intellectual Property.

“Company-Owned IP” means Company IP that is owned or purported to be owned by the Company or its Subsidiaries.

“Company Registered Intellectual Property” means all United States, international and foreign (a) patents and patent applications (including provisional applications), (b) registered service marks and trademarks and applications to register service marks and trademarks, (c) registered copyrights and applications for copyright registration, and (d) internet domain name registrations, in each case, of clause (a) through (d) that is Company-Owned IP and which have not expired.

“Company Systems” means all of the following used by or for, or otherwise relied on by, the Company or its Subsidiaries: servers, hardware systems, software, websites, databases, circuits, networks and other computer and telecommunication assets and equipment, and all other information technology equipment and related items of automated, computerized or software systems, together with all information contained therein or transmitted thereby, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Conversion Shares” means, collectively, the Common Shares issuable pursuant to the terms of the Debentures or the Warrant Shares.

“Data Security Requirements” means, collectively, all of the following to the extent relating to Personal Data, payment card data, or other protected information relating to individuals or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company or its Subsidiaries: (a) the Company’s or its Subsidiaries’ own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (b) all applicable federal, state, local laws and regulations, and (c) material contracts.

“Debentures” means the Senior Secured Convertible Debentures dated as of the Closing Date, due nine (9) months from their date of issuance, unless extended pursuant to the terms thereunder, issued by the Company to the Purchasers hereunder, in the form of Exhibit B attached hereto.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.2(b).

“Escrow Agreement” means the Escrow Agreement, dated the date hereof, by and among the Company, the Placement Agent and the Escrow Agent, in the form of Exhibit C attached hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Guaranty” means the Guaranty by and among the Company and its Subsidiaries, and the Collateral Agent in the form attached hereto as Exhibit G.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(x).

“Initial Closing Amount” means up to an aggregate of $600,000 in principal amount of Debentures representing cash payments from Purchasers of $600,000 based on the 12.5% Original Issue Discount on the Debentures.

“Intellectual Property” shall mean and includes algorithms, APIs, application program interfaces, customer lists, databases, schemata, data collections, design documents and analyses, diagrams, documentation, domain names, drawings, formulae, inventions (whether or not patentable), internet protocol addresses, know-how, literary works, logistics information, logos, maps, marketing plans and collateral, marks (including names, logos, slogans, and trade dress), methods, methodologies, network configurations, architectures, topologies and topographies, processes, program listings, programming tools, proprietary information, protocols, sales data, schematics, specifications, Software, Software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, URLs, Web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as blueprints, compilations of information, instruction manuals, notebooks, prototypes, reports, samples, studies, and summaries).

“Intellectual Property Rights” means all proprietary rights to or in Intellectual Property in any jurisdiction throughout the world, including the following: (a) patents and applications therefor, and patent disclosures and any reissue, continuation, continuation-in-part, correction, provisional, divisional, extension or reexamination thereof, (b) inventions, trade secrets, confidential information, and know-how, (c) trademarks, service marks, trade names, trade dress, logos, slogans, brand names, Internet domain names, and other indicia of source of origin and all registrations and applications for registration thereof together with all of the goodwill associated therewith, (d) copyrights and all works of authorship (whether or not copyrightable, and whether registered or unregistered), including mask works rights, database rights and moral rights, and registrations and applications therefor, and (e) rights in Software.

“Knowledge” means, with respect to the Company, the actual knowledge of the following Company officers: Soren Mogelsvang, President & Chief Executive Officer.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lock-Up Agreement” means the Lock-Up Agreement by and between the Company and the Noteholders (as defined below) in the form of Exhibit D attached hereto and the Lock-Up Agreement by and between the Company and the beneficial owners of capital stock of the Company in the form of Exhibit I attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Amount” means an aggregate of $675,000 in principal amount of Debentures representing cash payments from Purchasers of $600,000 based on the 12.5% Original Issue Discount on the Debentures.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Minimum Subscription Amount” means $125,000.

“Offering” means the offering of Debentures and Warrant Shares pursuant to this Agreement and the other Transaction Documents.

“Offering Period” means the period commencing upon the marketing of any Securities and ending on the Termination Date.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business of the Company through the date hereof consistent with past custom and practice.

“Original Issue Discount” shall have the meaning ascribed to such term in the Debentures, subject to adjustment as provided therein.

“Permitted Equity Issuances” means issuances or sales of (a) Common Shares by the Company, prior to the closing of a Qualified Event or Qualified Offering of up to $5,000,000 in the aggregate; (b) Common Shares, restricted stock units or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors for services rendered to the Company, (c) securities upon the exercise, exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (d) securities issued pursuant to acquisitions, mergers or any other strategic transactions, provided that such acquisitions, mergers and other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (e) securities issued as a result of the recapitalization or reorganization of any securities of the Company; (f) securities issued pursuant to a Qualified Offering or Qualified Event, or (g) Securities pursuant to the Transaction Documents.

“Permitted Lien” shall have the meaning ascribed to that term in the Security Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” means (a) information related to, or reasonably capable of being associated or linked with, an identified or identifiable individual or household (e.g., name, address, telephone number, email address, financial account number, government-issued identifier) or device, (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual or device, including any internet protocol address or other persistent identifier, or (c) any other similar information or data regulated by or defined as “personal information” or similar terms under applicable federal, state and local laws and regulations.

“Placement Agent” means Joseph Gunnar & Co., LLC.

“Placement Agent Counsel” means Sichenzia Ross Ference Carmel LLP with offices located at 1185 Avenue of the Americas 31st Fl., New York, NY 10036.

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars.

“Proceeding” means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding against, affecting or purporting to affect an applicable Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“PubCo” means a publicly traded corporation whose common stock is registered under the Exchange Act and listed on a national securities exchange.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Qualified Event” means the direct listing of the Company’s securities on a U.S. national securities exchange, SPAC merger, or reverse merger with a U.S. nationally listed public company.

“Qualified Financing” means the initial public offering of the Company’s securities on a U.S. national securities exchange with gross proceeds of at least $5,000,000.

“Qualified Offering” shall mean an initial public offering of the Company’s securities on a U.S. national securities exchange with gross proceeds of at least $5,000,000, at the closing of which the Company’s securities are listed on a U.S. national securities exchange.

“Qualified Offering Price” shall mean the price per share of the securities offered (or price per unit, if units are offered in the Qualified Offering) in the Qualified Offering. For the avoidance of doubt, if a unit includes more than one Common Share, “Qualified Offering Price” shall mean the unit price divided by the number of shares of Common Stock contained in a unit.

“Registration Statement” shall have the meaning ascribed to such term in Section 4.20.

“Registrable Securities” means Conversion Shares and any Common Shares issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Conversion Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchasers in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter of counsel to such effect based upon a representation letter or other customary documentation reasonably requested by the Company from the Purchasers.

“Regulation D” means Regulation D as promulgated under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Holders” means holders of the Debentures holding at least 50% plus $1.00 of the Principal Amount of the Debentures.

“Reverse Takeover” means a merger or share exchange by the Company with a PubCo and as a result of which the holders of the Company’s outstanding shares of Common Stock on a fully- diluted basis will own in excess of 50% of the outstanding shares of Common Stock of PubCo.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Schedules” means the Disclosure Schedules.

“Securities” means the Debentures, the Warrants, and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (a) breach of security, phishing incident, ransomware or malware attack affecting any Company Systems, or (b) incident in which confidential information or Personal Data was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by the Company or its Subsidiaries or by another Person on behalf of the Company or its Subsidiaries).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Software” means all (a) computer programs and software, including firmware, software implementations of algorithms, and software models and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (b) data, databases and other compilations of data or information; and (c) all documentation related to the foregoing, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Debentures purchased hereunder as specific on the signature page of this Agreement, provided that the Subscription Amount shall not be less than the Minimum Subscription Amount unless the Company determines to accept subscriptions for the Debentures in lesser amounts in its sole discretion.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.21.

“Subsidiary” means any subsidiary of the Company as set forth in Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof (provided, that for purposes of Section 3.1, the term “Subsidiary” shall not include any such direct or indirect subsidiary of the Company formed or acquired after an applicable Closing Date).

“Security Agreement” means the Security Agreement, of even date herewith, by and among the Company, its Subsidiaries, and the Collateral Agent for the benefit of the Purchasers, in the form of Exhibit E attached hereto.

“Termination Date” means the Offering shall terminate if the Initial Closing has not been consummated on or prior to December 15, 2024.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Articles of Incorporation, the Security Agreement, the Guaranty, the Lock-Up Agreement, Escrow Agreement, Accredited Investor Questionnaires, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means a qualified transfer agent and any successor transfer agent of the Company. For the purposes of this definition, the Transfer Agent shall be the master shareholder recordkeeping provider and maintain the stockholder ledger and process any changes to it.

“Valuation Cap” means, following a Qualified Financing or Qualified Event, holders of the Debentures will convert the Debentures into securities of the Company sold in a Qualified Financing or those listed as the result of a Qualified Event, as applicable, on the date that is ninety (90) days from the closing of a Qualified Financing or Qualified Event at a price per share equal to the lower of (i) 75% of the price at which the Debentures would have been converted at closing of the Qualified Financing or Qualified Event, as applicable, subject to a valuation cap of $25,000,000 and (ii) a 25% discount to the five (5)-day VWAP of the Common Shares prior to the date that is 90 days after the Qualified Financing or Qualified Event, as applicable (the “Conversion Price”), which shall be subject to a conversion floor price of $1.00 per share.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Required Holders, the reasonable fees and expenses of which shall be paid by the Company.

“Waiver Agreements” shall have the meaning ascribed to such term in Section 2.3(b)(i).

“Warrants” shall mean, warrants to purchase the Company’s Common Stock equal to seventy five percent (75%) of the Funding Amount; and an additional fifty percent (50%) of the funding Amount for an extension period.

“Warrant Formula” shall mean, the initial amount of a purchaser’s Warrants will be determined by dividing seventy five percent (75%) of such purchaser’s pro rata portion of the Funding Amount by the Valuation Cap, and upon the occurrence of an Extension Period, shall be increased by adding an additional number of Warrants determined by dividing fifty percent (50%) of such purchaser’s pro rata portion of the Funding Amount by the Valuation Cap. The Warrants shall be exercisable into the Company’s Common Stock at any time, at the election of the holder, for a period of thirty- six (36) months from the final closing of the of the Company’s bridge financing, at an exercise price per share equal to $0.01.

“Warrant Share” shall mean, each share of Common Stock issuable upon an exercise of a Warrant.

ARTICLE II.
PURCHASE AND SALE

Section 2.1 Purchase and Sale.

(a) Debentures. Subject to the terms and conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, at the Closing, the Company agrees to sell, and the Purchasers agree to purchase, severally and not jointly, an aggregate of up to $675,000 in principal amount of Debentures (representing an aggregate payment from Purchasers of up to $600,000 comprised of subscription amounts (the “Funding Amount”) and warrants (the “Warrants”) to purchase the Company’s common stock (the “Common Stock”) in an amount equal to seventy five percent (75%) of the Funding Amount; and an additional fifty percent (50%) of the Funding Amount for an extension period, which shall mean three (3) additional months from the Maturity Date. The Senior Secured Convertible Debentures are based on a 12.5% Original Issue Discount (the “Maximum Amount”), as set forth on each Purchaser’s signature page hereto. The Debentures may be sold at one or more closings of the Offering (each a “Closing,” and collectively, the “Closings”) conducted during the Offering Period until the Termination Date.

Section 2.2 Closing.

(a) Subject to the terms and conditions set forth herein, the initial Closing shall occur upon the funding of the Initial Closing Amount (the “Initial Closing” and the date of such Initial Closing, the “Initial Closing Date”), with subsequent Closings occurring thereafter at any time and from time to time at the discretion of the Company and the Placement Agent until the Maximum Amount is subscribed (the “Final Closing Date”). Each Closing shall take place remotely via the exchange of documents and signatures, or at such other time or at such other date or by such other method as the Company and the Purchasers participating in such Closing may mutually agree upon orally or in writing (the day on which a Closing takes place, the “Closing Date”).

(b) At each Closing, each Purchaser shall deliver the Subscription Amount stated on such Purchaser’s signature page hereto by wire transfer of immediately available funds to the Escrow Agent pursuant to the instructions contained on Schedule 2.1 who shall hold such funds in a non-interest bearing escrow account maintained at and by Sichenzia Ross Ference Carmel LLP, (the “Escrow Agent”). Upon the Escrow Agent’s receipt of the Subscription Amount from one or more Purchasers and the exchange of items set forth in Section 2.2, the Company and the Placement Agent may give notice to the Escrow Agent to arrange a Closing. At any Closing hereunder, the Company shall deliver to each Purchaser its respective Debenture and Warrants, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur as the parties shall mutually agree.

Section 2.2 Closing Deliveries.

(a) On or prior to each Closing Date, unless otherwise specified in this Section 2.2(a), the Company shall deliver or cause to be delivered to the Placement Agent on behalf of each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a Debenture with a principal amount equal to such Purchaser’s Principal Amount, registered in the name of such Purchaser;

(iii)	the Warrants registered in the name of such Purchaser;

(iv)	the Security Agreement, duly executed by the parties thereto;

(v)	the Guaranty, duly executed by the parties thereto;

(vi)	a copy of a good standing certificate of the Company and each Subsidiary, dated within five (5) days of the Initial Closing Date;

(vii)	on the Initial Closing Date only, a certificate dated as of the Closing Date, duly executed, and delivered by an officer of the Company, certifying the resolutions of the Company’s Board of Directors then in full force and effect authorizing, to the extent relevant, all aspects of the transaction and the execution, delivery and performance of each Transaction Document to be executed and the transactions contemplated hereby and thereby; and Investor shall have received a certificate of the applicable authorities in the Province of British Columbia certifying that the Certificate of Incorporation has been filed and is effective;

(viii)	on the Initial Closing Date, an opinion of counsel to the Company in form and substance acceptable to such Initial Purchaser and the Collateral Agent;

(ix)	on the Initial Closing Date (unless specifically requested by the Placement Agent), an opinion of counsel to the Company, dated as of the Initial Closing Date, in a form and substance reasonably acceptable to the Placement Agent;

(x)	on the Initial Closing date, an opinion of the Company’s home country counsel (i.e. the Province of British Columbia) in form and substance reasonably acceptable to the Placement Agent;

(xi)	the Waiver Agreements described in Section 2.3; and

(xii)	such other approvals, opinions, or documents as the Placement Agent and/or the Purchasers may request in form and substance reasonably satisfactory to the Placement Agent and/or the Purchasers, as applicable.

(b) On or prior to the Closing Date, unless otherwise specified in this Section 2.2(b), each Purchaser (or, where applicable, the Collateral Agent) shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	such Purchaser’s Subscription Amount as to the Closing by wire transfer to the Escrow Agent to the account specified in Schedule 2.1 hereto;

(iii)	a completed and executed Accredited Investor Questionnaire in the form of Exhibit F hereto;

(iv)	the Security Agreement, duly executed by the Collateral Agent; and

(v)	the Guaranty, duly executed by the Collateral Agent.

Section 2.3 Closing Conditions.

(a) Conditions to the Company’s Obligations. The obligations of the Company to consummate any Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the applicable Closing Date:

(i)	the representations and warranties of each Purchaser contained herein shall be true and correct as of the applicable Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements required to be performed by each Purchaser on or prior to the applicable Closing Date (other than the obligations set forth in Section 2.2 to be performed at the Closing) shall have been performed;

(iii)	the delivery by each Purchaser of the applicable items each Purchaser is required to deliver prior to each Closing Date pursuant to Section 2.2(b); and

(iv)	any other conditions contained herein or the other Transaction Documents.

(b) Conditions to each Purchaser’s Obligations. The obligations of each Purchaser to consummate any Closing in which he, she or it participates are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before each Closing Date, provided that Sections 2.3(b)(i)-(iii) shall not be waived:

(i)	Waiver Agreements. As a condition to the consummation of the Initial Closing, the Company shall have notified all existing lenders regarding the material terms of the transactions contemplated under and by this Agreement and the other Transaction Documents, and shall have obtained from the requisite number of the Company’s existing lenders executed consents, waiver agreements, and/or allonges, as the case may be, in such form and substance satisfactory to the Placement Agent, pursuant to which such lenders shall have agreed to waive or relinquish all “most favored nations” provisions, anti-dilution rights, and other rights obtained in previous financing transactions with the Company that would impede the consummation of the Offering (collectively, and generally, the “Waiver Agreements”).,

(ii)	The Company shall have duly adopted the Certificate of Incorporation, which shall have been filed with the applicable authorities in the Province of British Columbia and become effective under the British Columbia Business Corporations Acton or prior to the Initial Closing,

(iii)	the representations and warranties of the Company contained in any Transaction Document shall be true and correct as of each Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iv)	all obligations, covenants and agreements required to be performed by the Company on or prior to each Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.2 to be performed at the Closing) shall have been performed;

(v)	the delivery by the Company of the applicable items required to be delivered on or prior to each Closing Date pursuant to Section 2.2(a);

(vi)	no Material Adverse Effect shall have occurred from the date hereof through the applicable Closing Date; and

(vii)	any other conditions contained herein or the other Transaction Documents.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3.1 are true and correct as of each Closing Date, in each case subject to the exceptions set forth in the Disclosure Schedules, which Disclosure Schedules are deemed a part hereof. The Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1, and shall qualify any representation, warranty or otherwise made herein to the extent of the disclosures set forth in such corresponding sections. The disclosures contained in any section of the Disclosure Schedules shall qualify the representations, warranties or otherwise made in other sections of this Section 3.1 only to the extent such disclosures are cross-referenced in the applicable corresponding sections of the Disclosure Schedules.

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non- assessable.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Knowledge of the Company, no Proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the stockholders of the Company in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Except as disclosed on Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any material Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except, in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Conversion Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Conversion Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable laws. Each of the Securities, when issued in accordance with the terms of the Transaction Documents and applicable organizational or charter documents of the Company, will be free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares as provided for in Section 4.11.

(g) Capitalization. The authorized capital stock of the Company consists of (i) an unlimited number of Common Shares, $0.00 par value per share, of which 45,693,268 shares are issued and outstanding as of the date hereof No other classes of shares or other securities of the Company are issued or reserved for issuance or outstanding. Except as a result of the purchase and sale of the Securities contemplated herein or as otherwise disclosed on Schedule 3.1(g), (i) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital stock of any Subsidiary, (ii) no Person has any “most favored nation” right, right of first refusal, preemptive right, anti-dilution protections, right of participation, or any right to participate in, or triggered by, the transactions contemplated by the Transaction Documents, (iii) the issuance and sale of the Securities pursuant to this Agreement will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Purchasers), (iv) there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary, (v) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities as contemplated herein. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h) Financial Statements. Complete copies of the Company’s financial statements consisting of the unaudited balance as of December 31, 2023 and the related statements of income for the year-ended December 31, 2023 (the “Financial Statements”) have been delivered to the Purchaser. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 3.1(i), since the date of the latest unaudited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to existing Company stock option plans or similar incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws and for which such required disclosure has not been made.

(j) Litigation. Except as set forth in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation by or before any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) to the Knowledge of the Company, could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or material liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company has not received notice of, and to the Knowledge of the Company, there is not pending or threatened, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any Registration Statement filed by the Company.

(k) Labor Relations. Except as set forth in Schedule 3.1(k), no labor dispute exists or, to the Knowledge of the Company, is threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s employment relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. Except as set forth in Schedule 3.1(k), to the Knowledge of the Company, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer would not reasonably be expected to subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and, to the Knowledge of the Company, foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, in each case except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of, nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any material term of any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is in violation of any material provision of any statute, rule, ordinance or regulation of any Governmental Authority to which it is subject, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case, for defaults, violations or notices thereof that would not reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities which are reasonably necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received written notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. Except as disclosed on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title to all personal property owned by them that is material to their respective business, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) Liens that do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and the Subsidiaries, as applicable and (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance. The Company does not own any real property.

(o) Intellectual Property; Cyber Security.

(i) Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company and its Subsidiaries exclusively own all right, title and interest in the Company-Owned IP, and have the valid right or license to all other Company IP. The Company-Owned IP is not subject to any Lien, other than (i) Permitted Liens, and (ii) non-exclusive licenses of Intellectual Property or Intellectual Property Rights granted by the Company and its Subsidiaries in the ordinary course of business.

(ii) Schedule 3.1(o) of the Disclosure Schedules lists all Company Registered Intellectual Property, including the jurisdictions in which each such item of Company Registered Intellectual Property has been applied for, issued or registered. Each item of Company Registered Intellectual Property is valid, enforceable, and subsisting (or in the case of applications, applied for), and all registration, maintenance and renewal fees due prior to the date of this Agreement in connection with the Company Registered Intellectual Property have been paid.

(iii) The performance of the Company and its Subsidiaries’ obligations under this Agreement will not cause the forfeiture or termination of, nor will it give rise to a right of forfeiture or termination of, any Company-Owned IP.

(iv) There is no Action pending or threatened, against the Company and its Subsidiaries relating to any Company-Owned IP and the Subsidiaries have not received any written notice of any claim and no claim has been threatened, in each case that (i) challenges the validity, enforceability, use or ownership of any Company-Owned IP, or (ii) alleges that the Company and/or any of its Subsidiaries infringes, misappropriates or otherwise violates any third party’s right in or to such third party’s own Intellectual Property or Intellectual Property Rights. To the Company’s Knowledge, neither the Company nor the conduct of the business of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any other Person. The Company and its Subsidiaries have not, in the past two (2) years, received any written notice from any Person alleging that the Company and/or its Subsidiaries have infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any other Person. To the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating, and has not in the past two (2) years infringed, misappropriated or otherwise violated, any of the Company- Owned IP or any Intellectual Property Rights exclusively licensed to the Company or its Subsidiaries.

(v) Each current employee, consultant, and independent contractor of the Company and its Subsidiaries has entered into a written agreement with the Company and its Subsidiaries assigning all Intellectual Property and Intellectual Property Rights created by such Person within the scope of such Person’s duties to the Company and its Subsidiaries and prohibiting such Person from using or disclosing the Company’s and its Subsidiaries’ trade secrets or confidential information. To the Company’s Knowledge, no current or former employee, consultant, or independent contractor is in material violation of any such agreement.

(vi) [Reserved].

(vii) The Company and its Subsidiaries have taken and will continue to take commercially reasonable actions to protect the Company-Owned IP, including the confidentiality of all trade secrets, know-how and confidential information included therein, and the integrity and security of the Company Systems from any unauthorized use, access, disclosure, destruction or modification, and no such use, access, disclosure, destruction or modification has occurred. The Company Systems (A) are sufficient for the current needs of the business of the Company and its Subsidiaries, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner, and (B) are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of licenses seats for all software as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted. To the Company’s Knowledge, there have been no material unauthorized intrusions, failures, breakdowns, continued substandard performance, or other adverse events affecting any such Company Systems that have caused any substantial disruption of or interruption in or to the use of such Company Systems. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities in connection with the operation of their business, acts in compliance therewith, and have taken commercially reasonable steps to test such plans and procedures on a periodic basis.

(viii) The Company and its Subsidiaries maintain and enforce commercially reasonable policies, procedures, and rules regarding data privacy, protection and security that comply in all material respects with all Data Security Requirements. The Company and its Subsidiaries comply with, and has complied with, all Data Security Requirements in all material respects. The use of any Personal Data by the Company and its Subsidiaries immediately following the Closing in substantially the same manner as such Personal Data was used by the Company and its Subsidiaries prior to the Closing will not result in a material breach or violation of, or constitute a default under, any Data Security Requirement. The Company and its Subsidiaries have not received any written, threatened, complaint, claim or demand from any Person with respect to any Security Incident.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent the Company or any Subsidiary from renewing its existing insurance coverage as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(q), none of the executive officers or directors of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer, director or, to the Knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an officer or director, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other Company benefits, including stock option agreements or similar arrangements under any stock option or other incentive plan of the Company.

(r) Certain Fees. Except with respect to the fees and expenses payable to the Placement Agent as described in Section 5.2, no brokerage or finder’s fees or commissions or other remuneration are payable by the Company or any Subsidiaries directly or indirectly to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similarly situated Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of such other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Agreement and all other Transaction Documents to which such Purchasers are party, no registration under the Securities Act is required for the offer and sale of the Debentures or Warrants by the Company to the Purchasers as contemplated hereby.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Debentures, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Registration Rights. Except as provided in the Transaction Documents, no Person has any right to cause the Company or any Subsidiary to affect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(v) Material Non-Public Information. Except with respect to the terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which has not been otherwise disclosed to all Purchasers and/or their agents or counsel. To the Knowledge of the Company, all of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents or in any other document or instrument executed and/or delivered by the Purchasers in connection with this Agreement or the consummation of the transactions contemplated hereby.

(w) No Integrated Offering. Assuming the accuracy of (x) representations and warranties of prior investors and (y) the Purchasers’ representations and warranties set forth in this Agreement and all other Transaction Documents to which the Purchasers are party, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior securities offerings by the Company in a manner that would require the registration under the Securities Act of the sale of the Debentures or Warrants.

(x) Solvency. Based on the consolidated financial condition of the Company as of the date hereof, after giving effect to the receipt by the Company of the proceeds from the sale of $600,000 of the Debentures hereunder, the Company will have sufficient cash to operate its business as currently operated for a period of six (6) months from the Initial Closing Date. To the Company’s Knowledge, no facts or circumstances exist which would reasonably be expected to cause the Company to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(x) sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 3.1(x), neither the Company nor any Subsidiary is in material default with respect to any Indebtedness.

(y) Taxes. Except as set forth in Schedule 3.1(y), (a) each of the Company and its Subsidiaries has duly and timely submitted or caused to be submitted all material Tax returns that it is required to submit on and through the date hereof or the date of the relevant Closing, as applicable (including, in each case, all applicable extensions), and all such Tax returns were accurate and complete in all material respects; (b) each of the Company and its Subsidiaries has timely paid all material taxes and other charges due by the Company to any local or foreign tax authorities, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, value added taxes, use taxes, gross receipts taxes, franchise taxes, national insurance taxes, national healthcare contributions, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, “Taxes” or, individually, a “Tax”) shown as due on any such Tax returns; (c) with respect to all Tax returns of the Company and its Subsidiaries, no audit is in progress with respect to any return for Taxes, and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (d) all provisions for Tax liabilities of the Company and its Subsidiaries have been made consistent with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the date hereof or the date of the relevant Closing, as applicable, have been adequately provided for.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(bb) [Reserved].

(cc) Seniority. Except as disclosed on Schedule 3.1(cc), no Indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby). Upon the execution and delivery of the Transaction Documents by each party thereto, the Debentures shall be secured by a first priority lien and security interest in the assets of the Company and its Subsidiaries.

(dd) [Reserved].

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Stock Option Plans. Except as set forth in Schedule 3.1(ff), each stock option granted by the Company under the Company’s stock option plan, if applicable, was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s Knowledge, no stock option granted under the Company’s stock option plan has been backdated.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with (i) applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering statutes of the United States and (ii) to the Company’s Knowledge, applicable money laundering statutes of all foreign jurisdictions to which the Company is subject (in each case, including applicable rules and regulations promulgated thereunder) (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(kk) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of (i) the Company, or (ii) to the Company’s Knowledge, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ll) Other Covered Persons. To the Company’s Knowledge, no person other than an Issuer Covered Person has been or will be paid remuneration for solicitation of purchasers in connection with the sale of any Securities.

(mm) [Reserved].

(nn) Shell Status. The Company has never been, and is not presently, an issuer identified as a “Shell Company”.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement covering the resale of such security or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Debentures or Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, including the risk factors set forth in Exhibit H; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Risk Factors. Such Purchaser has carefully read and fully understands the risks involved with such Purchaser’s investment in the Securities and the transactions contemplated hereby, including, without limitation, the risks identified in Exhibit H, incorporated by reference herein, and in the Disclosure Schedules. The Purchaser understands that there is no guarantee of any investment return. The Purchaser is aware that an investment in the Securities is a speculative investment that involves a significant degree of risk and that there is no guarantee that the Purchaser will realize any return or gain from the Offering. The Purchaser (i) acknowledges that there are restrictions on the Purchaser’s ability to cancel an investment commitment and obtain a return of the investment at any time, (ii) understands that that there is no public or private trading market for the Securities and, therefore, it may be difficult to resell Securities acquired through this Offering, if at all, (iii) is able to be party to this Agreement and bear the financial risk of such investment in the Securities until the maturity of the Debentures and in the event no trading market for the Securities develops, and (iv) is able to afford a complete loss of its Subscription Amount. The Purchaser acknowledges and accepts that part or all of such Purchaser’s Subscription Amount may be lost with no further recourse to the Company.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree that any certificate issued in respect of or in exchange for any of the Securities, so long as is required by this Section 4.1, shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend (along with any other legends that may be required under applicable Laws:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY.

In the event such Securities are represented by book-entry account on the books and records of the Company’s Transfer Agent, such book-entry shall include such a restrictive legend.

(c) Certificates (or book-entries) evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such Conversion Shares pursuant to Rule 144, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In such instances, the Company shall, at its expense, arrange for counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder from such Conversion Shares, subject to compliance with the Securities Act and/or Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with such legend removals incurred by the Company). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c) and the Company’s Common Stock is listed or quoted, as the case may be, on a Trading Market, it will use its reasonable best efforts to take all actions reasonably requested by any Purchaser to remove any and all restrictive and other legends from the certificates (or book-entries) evidencing the Conversion Shares. Any requesting Purchaser shall provide the Company, or the Transfer Agent with the evidence reasonably requested by them to cause the removal of any such “restrictive” legend, including any information such persons reasonably deem necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the requesting Purchaser is not an Affiliate of the Company (and a covenant to inform the Company if such Purchaser should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Conversion Shares for ones bearing an appropriate restrictive legend) and regarding the length of time such Conversion Shares have been held. The Company shall deliver all documentation requested by the Transfer Agent within two (2) Trading Days of receiving all reasonably requested information from the Purchaser (“Legend Removal Request Date”). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4 (unless required by law). Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to each Purchaser in book-entry or certificated form or by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. The Company shall pay to Purchaser, in cash, (i) as liquidated damages and not as a penalty, 1% of the total of the value of the Conversion Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Conversion Shares are submitted to the Transfer Agent) for each full month (or pro rata portion thereof) that the required documentation is not delivered to the Transfer Agent after the Legend Removal Date until such documentation is delivered.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.3 Furnishing of Information; Public Information.

(a) Until the earlier of (i) one (1) year after the Closing Date, or (ii) the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Regulation D.

(b) Notwithstanding the foregoing, in the event the Company becomes subject to the reporting requirements of Section 13 or 15(a) of the Exchange Act (a “Reporting Issuer”) while the Purchaser owns any Securities, until such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Conversion Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to ten percent (10.0%) of such Purchaser’s aggregate Subscription Amount. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, for the avoidance of doubt, the parties agree that notwithstanding anything to the contrary herein, no payment for a Public Information Failure shall be payable if the Public Information Failure is due to any Purchaser’s actions that delay or prevent the Company from performing its obligations under this Section 4.3(b).

Section 4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration under the Securities Act of the sale of the Debentures or Warrants.

Section 4.5 Conversion Procedure. The form of Notice of Conversion included in the Debentures sets forth the totality of the procedures required of each Purchaser to convert such Purchaser’s Debenture. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required to convert the Debentures. The Company shall honor conversions of the Debentures and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.6 Disclosure; Publicity. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities in accordance with the Transaction Documents.

Section 4.8 Material Non-Public Information. Notwithstanding anything provided herein to the contrary, the covenants contained in this Section 4.8, shall not apply until the earlier of the Company filing a registration statement in connection with a Qualified Offering with the SEC or submitting its application to have its securities listed or quoted, as the case may be, on a Trading Market the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice through a press release to notify the general public, unless the Purchasers have provided prior consent. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general working capital and growth purposes, including “going public” expenses, and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt’’, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) in violation of FCPA or OFAC regulations or (d) to lend, give credit or pay or make advances towards accrued and/or unpaid salary or bonuses, of any officers, directors, employees or affiliates of the Company.

Section 4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 4.11 Reservation of Conversion Shares. (a) As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Reserve Shares on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Reserve Shares at such time, as soon as possible and in any event not later than the 90th day after such date; provided, for the avoidance of doubt, that this Section 4.11(b) shall not act as a waiver of the Company’s obligation to reserve the number of shares on or before the date that is 45 days following the Initial Closing required under the last sentence of Section 3.1(f).

Section 4.12 Restricted and Permitted Equity Issuances. From the date hereof until 180 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, as applicable, shall be permitted to issue Permitted Equity Issuances.

Section 4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.15 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser, severally and not jointly with the other Purchasers, covenants that such Purchaser, has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets), the representation set forth above in this Section 4.15 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Parties, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.17 Capital Changes. Except in connection with the Qualified Offering or Qualified Event (not including a Reverse Takeover or special purpose acquisition company (SPAC) transaction), until the six (6) month anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

Section 4.20 Resale Registration of Conversion Shares.

(a) Mandatory Registration. Following the Final Closing Date, the Company shall prepare and, as soon as reasonably practicable, but in no event later than the 60th day following the Final Closing Date (the “Filing Deadline”), file with the Commission, a registration statement on Form S-1 or such other form under the Securities Act as is then available to the Company (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments (and any additional registration statements filed in accordance herewith), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Registration Statement”), providing for the resale from time to time by the Purchasers of any and all Registrable Securities. The Company agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable following such filing, but in no event later than the earlier of (x) the 90th day following the date on which the Registration Statement is initially filed with the Commission and (y) the 5th day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Company shall promptly, and in any event within three (3) Business Days, notify the Purchasers of the effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Registration Statement for so long as there are any Registrable Securities outstanding, with respect to such Registrable Securities.

(b) Effect of Failure to Obtain Effectiveness by Effectiveness Deadline. If (i) the Registration Statement is not (A) filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (B) declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), (ii) on any day after the Registration Statement has been declared effective by the Commission, sales of all the Registrable Securities required to be included on the Registration Statement cannot be made pursuant to the Registration Statement (including because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement or to register sufficient Registrable Securities) (a “Maintenance Failure”) or (iii) if the Company fails to file with the Commission required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) and as a result of which any of the Purchasers are unable to sell Registrable Securities under Rule 144 (a “Current Public Information Failure”, and each of a Filing Failure, an Effectiveness Failure, a Maintenance Failure and a Current Public Information Failure being referred to as a “Registration Failure”), then, subject to the last sentence of this Section 4.20(b) (and subject to Section 4.20(c) with respect to Cutback Shares), as full relief (but not as a penalty) for the damages to any Purchaser by reason of its inability to sell Registrable Securities under the Registration Statement other than as a result of a Willful Registration Failure (as defined below), the Company shall, (i) on or prior to the fifth (5th) day following a Registration Failure and (ii) on or prior to the fifth (5th) day following each monthly anniversary of such Registration Failure and until such Registration Failure shall have been cured (prorated for any period of less than a month), pay to each Purchaser holding Registrable Securities an amount in cash equal to one percent (1%) of the Subscription Amount paid by such Purchaser for such Purchaser’s Debenture and Warrants (such amounts, collectively, “Registration Delay Payments”); provided, that the aggregate amount of Registration Delay Payments payable by the Company shall in no event exceed an amount equal to ten percent (10%) of the aggregate Subscription Amount paid by all Purchasers hereunder (the “RDP Cap”). Notwithstanding the foregoing, if there is (i) a Filing Failure or an Effectiveness Failure resulting from the Company’s failure to have complied with clause (y) of the definition of “Effectiveness Deadline” or (ii) any Registration Failure that shall have been due to the Company’s failure to use its reasonable best efforts to comply with its obligations under this Section 4.5 (each of the immediately preceding clauses (i) and (ii), a “Willful Registration Failure”), then as partial relief (but not as a penalty) for the damages to any Purchaser by reason of its inability to sell Registrable Securities under the Registration Statement and without limiting each Purchaser’s rights to any other remedy available hereunder or otherwise at law or in equity, the Registration Delay Payments in respect of a Willful Registration Failure shall be an amount in cash equal to one and one-half percent (1.5%) of the Subscription Amount paid by such Purchaser for such Purchaser’s Debentures and Warrant Shares, and such Registration Delay Payments shall not be subject to the RDP Cap. For the avoidance of doubt, no more than one Registration Delay Payment shall be payable by the Company at any given time, notwithstanding that more than one failure giving rise to a Registration Delay Payment shall have occurred and is continuing (e.g., a Filing Failure and an Effectiveness Failure continuing simultaneously); provided, that, Registration Delay Payments shall continue in accordance with this Section 4.20(b) until all failures giving rise to such payments are cured.

(c) Rule 415 Cutback. Notwithstanding the registration obligations set forth in Section 4.20(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, then the Company agrees to promptly inform each of the Purchasers thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission. Unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (the number of Registrable Securities not registered, the “Cutback Shares”):

(i)	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

(ii)	Second, the Company shall reduce Registrable Securities represented by Conversion Shares issuable pursuant to the terms of the Warrants (applied, in the case that some Conversion Shares issuable pursuant to the terms of the Warrants may be registered, to the Purchasers on a pro rata basis based on the total number of unregistered Conversion Shares issuable to such Purchasers pursuant to the terms of the Warrants); and

(iii)	Third, the Company shall reduce Registrable Securities represented by Conversion Shares issuable pursuant to the terms of the Debentures (applied, in the case that some Conversion Shares issuable pursuant to the terms of the Debentures may be registered, to the Purchasers on a pro rata basis based on the total number of unregistered Conversion Shares issuable to such Purchasers pursuant to the terms of the Debentures).

In the event of a cutback hereunder, the Company shall give each Purchaser at least five (5) Business Days prior written notice along with the calculations as to such Purchaser’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or guidance of the Staff thereof provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended (any such other registration statements, an “Additional Registration Statement”).

(d) Related Obligations. In furtherance of this Section 4.20, the Company shall have the following obligations:

(i)	Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, within five (5) days after the Staff of the Commission advises the Company (orally or in writing, whichever is earlier) that the Staff either will not review the Registration Statement or has no further comments on the Registration Statement (as the case may be), a request for acceleration of effectiveness of the Registration Statement to a time and date not later than forty- eight (48) hours after the submission of such request.

(ii)	The Company shall prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to the Registration Statement (and to the extent necessary additional registration statements, which shall be deemed to constitute part of the Registration Statement for all purposes hereof) and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective and available for resales of all of the Registrable Securities at all times during the Registration Period, and, during such period, comply with all other applicable provisions of the Securities Act in connection with the Registration Statement.

(iii)	The Company shall promptly furnish to each Purchaser, without charge, (i) upon request, after the same is prepared and filed with the Commission, a reasonable number of copies of the Registration Statement and any amendment(s) and supplement(s) thereto, including, if so requested, the financial statements and schedules filed therewith, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon request, upon the effectiveness of the Registration Statement, two (2) copies of the prospectus included in the Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchaser may reasonably request from time to time), and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchaser; provided, that the Company shall have no obligation to furnish any documents pursuant to this clause that is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

(iv)	The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchasers of the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of jurisdictions in the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.20(d)(iv), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Purchaser who holds Registrable Securities of the receipt by the Company of any written notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual written notice of the initiation or threatening of any proceeding for such purpose.

(v)	The Company shall notify each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, promptly prepare a supplement or amendment to the Registration Statement and such prospectus contained therein to correct such untrue statement or omission and, upon request by any Purchaser, deliver two (2) copies of such supplement or amendment to such Purchaser (or such other number of copies as such Purchaser may reasonably request). If the Company receives Commission comments which challenge the right of a Purchaser to have its Registrable Securities included in the Registration Statement without being deemed an underwriter thereunder, the Company shall, in discussions with and responses to the Commission, use its reasonable best efforts and time to cause as many Registrable Securities as possible to be included in the Registration Statement without characterizing any Purchaser as an underwriter and in such regard use its reasonable best efforts to cause the Commission to permit the affected Purchasers or their respective counsel to reasonably participate in Commission conversations on such issue together with Company counsel, and timely convey relevant information concerning such issue with the affected Purchasers or their respective counsel. In no event may the Company name any Purchaser as an underwriter without such Purchaser’s prior written consent; provided, however, that if, after the Company complies with its covenants contained in this Section 4.20(d)(v), the Commission requires that such Purchaser be named an underwriter and such Purchaser refuses to promptly deliver its written consent to be so named, then the Company may exclude such Purchaser and such Purchaser’s Registrable Securities from the Registration Statement, and such Purchaser’s Conversion Shares issuable to such Purchasers pursuant to the terms of the Debentures and Warrants shall be deemed to no longer be Registrable Securities, irrespective of the definition of “Registrable Securities” contained in this Agreement.

(vi)	The Company shall (i) use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and (ii) notify each Purchaser who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(vii)	Without limiting any obligation of the Company under this Agreement following a Qualified Offering, the Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities to be listed on the Trading Market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities on the applicable over the counter market.

(viii)	The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission in connection with the Registration Statement.

(e) Suspension of Use of Registration Statement. Each Purchaser, upon receipt of any notice from the Company of any event pursuant to Section 4.20(d)(v), shall suspend use of the prospectus included in the Registration Statement covering the Registrable Securities until such Purchaser is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with copies of a supplement or amendment to the Registration Statement and such prospectus contained therein as contemplated by Section 4.20(d)(v).

(f) Obligations of the Purchasers. Each Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities. Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from the Registration Statement.

(g) Expenses of Registration. All expenses incurred in connection with the Registration Statement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company.

Section 4.21 Right of Participation.

(a) For the period of eighteen (18) months following the closing of a Qualified Offering or Qualified Event, each Purchaser shall have the right to participate in any Qualified Offering or in any bona fide equity, debt, or hybrid securities transaction or series of related transactions with the principal purpose of raising capital (a “Subsequent Financing”) conducted by the Company, for up to 100% of a Purchaser’s Principal Amount, and the Company shall deliver a Subsequent Financing Notice in accordance with the procedures in Section 4.21(b) herein.

(b) At least ten (10) Business Days prior to the closing (or initial closing in the case of multiple closings) of a Subsequent Financing, the Company shall deliver to all Purchasers a written notice of its intention to effect a Subsequent Financing (“Subsequent Financing Notice”), which shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Persons through or with whom such Subsequent Financing is proposed to be effected, an inquiry as to the amount Purchaser is willing to commit, and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) If a Purchaser desires to participate in such Subsequent Financing, such Purchaser shall provide written notice to the Company within two (2) Business Days of receipt of the Subsequent Financing Notice that such Purchaser will participate in the Subsequent Financing, the amount of such Purchaser’s subscription, and representing and warranting that such Purchaser has such funds available for immediate investment on the terms set forth in the Subsequent Financing Notice.

Section 4.22 Variable Rate Transactions. For so long as any share of Warrants remains outstanding, the Company shall not effect or enter into an agreement to effect any issuance of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which a Person (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares (including Common Shares) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of such Person or the market for the Common Shares or (ii) enters into any agreement, including an equity line of credit, whereby such Person may issue securities at a future determined price.

ARTICLE V.
MISCELLANEOUS

Section 5.1 Termination. This Agreement shall automatically terminate if the Initial Closing has not been consummated on or prior to the Termination Date, and such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. In addition, Joseph Gunnar & Co. LLC is acting as placement agent for this private offering pursuant to a placement agency agreement with the Company and will receive 10% cash compensation on amounts closed on pursuant to this Agreement, as well as an expense reimbursement from the Company, of up to $25,000 for reimbursement of its expenses in connection with the Transaction, and up to $25,000 for its legal fees as incurred for Placement Agent Counsel, which legal fees shall be paid from the proceeds of the Initial Closing.

Section 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice through a press release.

Section 5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially, and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Section 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or combination). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

Section 5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10. Notwithstanding the foregoing, the Placement Agent shall be deemed a third-party beneficiary of the representations and warranties of the Company as contained in Section 3.1 of this Agreement and shall have the right to enforce such provisions directly to the extent it may deem such enforcement necessary or advisable to protect its rights.

Section 5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.10 Survival. The representations and warranties contained herein shall survive the Final Closing and the delivery of the Securities.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action after the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest more than the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

Section 5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EXXEL PHARMA, INC.			Address for Notice:

By:			Exxel Pharma, Inc.
	Name:	Soren Mogelsvang	12635 E. Montview Blvd., Suite 134,
	Title:	President & Chief Executive Officer	Aurora, CO 80045
Email: soren.mogelsvang@exxelpharma.com
With a copy to (which shall not constitute notice):			Telephone: (720)-261-1109

Cassels Brock & Blackwell LLP 40 Temperance Street, Suite 3200, Bay Adelaide Centre—North Tower, Toronto, ON M5H 0B4
Attn: [_________]
Email: scole@cassels.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO

EXXEL PHARMA, INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________________________________________________

Signature of Authorized Signatory of Purchaser: _______________________________________________

Name of Authorized Signatory: _____________________________________________________________

Title of Authorized Signatory: ______________________________________________________________

Email Address of Authorized Signatory: ______________________________________________________

Facsimile Number of Authorized Signatory: ____________________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $ _________________

Principal Amount (1.125 x Subscription Amount): $

EIN Number: _______________

[SIGNATURE PAGES CONTINUE]

DISCLOSURE SCHEDULES

SPA Disclosure Schedules

Schedule 3.1(a)

1.	Aspire BioScience, Inc. A wholly owned Colorado corporation serving as our US operating company.

2.	Exxel Pharma Australia, Pty L. A wholly owned South Australia corporation serving as our Australian operating company.

Schedule 3.1(d)

N/A

Schedule 3.1(e)

Exxel must file with the BC Securities Commission.

Schedule 3.1(g)

The Regents of the University of California has an anti-dilution clause as disclosed previously. The specific paragraph from the licensing agreement is below.

Licensee will also issue additional fully paid and non-assessable shares of common stock of Licensee (“Antidilution Shares”) to The Regents until such time as bona fide financing equal to or exceeding Five Million Dollars ($5,000,000) has been raised by Licensee in net proceeds from the sale of securities or by the conversion of instruments convertible into equity, so that, after issuance of the Antidilution Shares, The Regents still owns a total of Two and One Half Percent (2.5%) of the outstanding and issued common stock of Licensee on a fully diluted and as converted basis taking into consideration shares also issued under the Global FAAH License. In all such anti- dilution adjustments, any increase in the number of shares of stock reserved for any option plan for employees, consultants, directors and so forth, authorized in connection with a financing shall be deemed to have been issued prior to the sale of securities. The Regents shall be issued Antidilution Shares within sixty (60) days after any issuance of stock or stock equivalent by Licensee. This Paragraph 5.6 will survive the termination or expiration of this Agreement.

The Company has a stock option plan, with options issued at fair market value. There are currently 4,170,000 options outstanding with an exercise price of $0.125 or $0.250 and expiring between 2029 and 2032. The Company also has 600,000 warrants outstanding. The exercise price is $0.25-0.50 and the expiry dates between July 6, 2025 and Dec 31, 2025.

Schedule 3.1(i)

N/A

1

Schedule 3.1(j)

N/A

Schedule 3.1(k)

N/A

Schedule 3.1(l)

N/A

Schedule 3.1(n)

N/A

Schedule 3.1(o)

The Company’s in-licensed IP was developed with support from the NIH and is subject to certain customary US Government rights.

The development of the licensed technologies was sponsored in part by the Government of the United States of America and, as a consequence, this license is subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212;

The Company owns the rights to the following patents.

Family	US	ROW
1. WO2004/033422 (URB597)	US8003693B2 (1230 days of PTA, expires 18 February 2027 US7176201B2 (127 days of PTA, expired)	EP1558591B1 (expired) CN100408556C (expired) AU2003279877B2 (expired)
4. WO2015/157313 (URB597)	US9822068B2 US10435355B2	EP3129354B1 (Validated in DE, FR, UK, ES, IT, IE, BE, CH, NL) EP3988540A (pending)
2. WO2012/015704 (URB937)	US9187413B2	CA2843265C CN103153946B

2

EP2598477B1 (validated in CH, DE, FR, GB, IT, LI) JP5981429B2
3. WO2013/028570 (URB597, URB937)	US9745255B2	AU2012299060B2 BR112014003886B1 CN104203906B CA2844812C EP2744778B1 (validated in BE, CH, DE, DK, ES, FR, GB, IE, IT, LX, MC, NL, NO, SE) JP6092870B2 KR102079404B1 MX354772B
5. US provisional application (URB937)	pending
Total 5 families	6 issued 1 provisional application pending	39 (counting the country specific patents in Europe) 1 European divisional application pending

Schedule 3.1q

N/A

Schedule 3.1(x)

N/A

Schedule 3.1(y)

N/A

Schedule 3.1(cc)

N/A

Schedule 3.1(ff)

N/A

3

EXHIBIT I

BENEFICIAL CAPITAL STOCKHOLDER LOCK-UP AGREEMENT

The Company currently has 45,693,268 shares outstanding, and the following shareholders have greater than 5% ownership.

Soren Mogelsvang

751 Grant Place,

Boulder, CO 80302

Shares: 10,750,000

Daniele Piomelli

3 Valley View, Irvine,

California 92612

Shares: 3,500,000

Sukh Athwal 2103 - 1383

Marinaside Crescent,

Vancouver, British

Columbia V6Z 2W9

Shares: 2,470,000

4

EXHIBIT A

CERTIFICATE OF INCORPORATION

A-1

Incorporation number: BC 1123743

ARTICLES

of

EXXEL PHARMA INC.

TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1.	Definitions	1
	1.2.	Business Corporations Act and Interpretation Act Definitions Applicable	1

2.	SHARES AND SHARE CERTIFICATES		2
	2.1.	Authorized Share Structure	2
	2.2.	Form of Share Certificate	2
	2.3.	Shareholder Entitled to Certificate or Acknowledgement	2
	2.4.	Delivery by Mail	2
	2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement.	2
	2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	3
	2.7.	Splitting Share Certificates	3
	2.8.	Certificate Fee	3
	2.9.	Recognition of Trusts	3

3.	ISSUE OF SHARES		3
	3.1.	Directors Authorized	3
	3.2.	Commissions and Discounts	3
	3.3.	Brokerage	4
	3.4.	Conditions of Issue	4
	3.5.	Share Purchase Warrants and Rights	4

4.	SHARE REGISTERS		4
	4.1.	Central Securities Register	4
	4.2.	Closing Register	4

5.	SHARE TRANSFERS		5
	5.1.	Registering Transfers	5
	5.2.	Form of Instrument of Transfer	5
	5.3.	Transferor Remains Shareholder	5
	5.4.	Signing of Instrument of Transfer	5
	5.5.	Enquiry as to Title Not Required	5
	5.6.	Transfer Fee	6

6.	TRANSMISSION OF SHARES		6
	6.1.	Legal Personal Representative Recognized on Death	6
	6.2.	Rights of Legal Personal Representative	6

7.	PURCHASE OF SHARES		6
	7.1.	Company Authorized to Purchase Shares	6
	7.2.	Purchase When Insolvent	6
	7.3.	Sale and Voting of Purchased Shares	7

i

8.	BORROWING POWERS		7

9.	ALTERATIONS		7
	9.1.	Alteration of Authorized Share Structure	7
	9.2.	Special Rights and Restrictions	8
	9.3.	Change of Name	8
	9.4.	Other Alterations	8

10.	MEETINGS OF SHAREHOLDERS		8
	10.1.	Annual General Meetings	8
	10.2.	Resolution Instead of Annual General Meeting	8
	10.3.	Calling and Location of Meetings of Shareholders	9
	10.4.	Notice for Meetings of Shareholders	9
	10.5.	Record Date for Notice	9
	10.6.	Record Date for Voting	9
	10.7	Failure to Give Notice and Waiver of Notice	9
	10.8.	Notice of Special Business at Meetings of Shareholders	10
	10.9.	Notice of Dissent Rights	10

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		10
	11.1.	Special Business	10
	11.2.	Special Majority	11
	11.3.	Quorum	11
	11.4.	One Shareholder May Constitute Quorum	11
	11.5.	Persons Entitled to Attend Meeting	11
	11.6.	Requirement of Quorum	11
	11.7.	Lack of Quorum	12
	11.8.	Lack of Quorum at Succeeding Meeting	12
	11.9.	Chair	12
	11.10.	Selection of Alternate Chair	12
	11.11.	Adjournments	12
	11.12.	Notice of Adjourned Meeting	12
	11.13.	Decisions by Show of Hands or Poll.	13
	11.14.	Declaration of Result	13
	11.15.	Motion Need Not be Seconded	13
	11.16.	Casting Vote	13
	11.17.	Manner of Taking Poll	13
	11.18.	Demand for Poll on Adjournment	13
	11.19.	Chair Must Resolve Dispute	14
	11.20.	Casting of Votes	14
	11.21.	No Demand for Poll on Election of Chair	14
	11.22.	Demand for Poll Not to Prevent Continuance of Meeting	14
	11.23.	Retention of Ballots and Proxies	14

12.	VOTES OF SHAREHOLDERS		14
	12.1.	Number of Votes by Shareholder or by Shares	14
	12.2.	Votes of Persons in Representative Capacity	14

	12.3.	Votes by Joint Holders	15
	12.4.	Legal Personal Representatives as Joint Shareholders	15
	12.5.	Representative of a Corporate Shareholder	15
	12.6.	Proxy Provisions Do Not Apply to All Companies	16
	12.7.	Appointment of Proxy Holders	16
	12.8.	Alternate Proxy Holders	16
	12.9.	When Proxy Holder Need Not Be Shareholder	16
	12.10.	Deposit of Proxy	16
	12.11.	Validity of Proxy Vote	17
	12.12.	Form of Proxy	17
	12.13.	Revocation of Proxy	17
	12.14.	Revocation of Proxy Must Be Signed	18
	12.15.	Production of Evidence of Authority to Vote	18

13.	DIRECTORS		18
	13.1.	First Directors; Number of Directors	18
	13.2.	Change in Number of Directors	19
	13.3.	Directors’ Acts Valid Despite Vacancy	19
	13.4.	Qualifications of Directors	19
	13.5.	Remuneration of Directors	19
	13.6.	Reimbursement of Expenses of Directors	19
	13.7.	Special Remuneration for Directors	19
	13.8.	Gratuity, Pension or Allowance on Retirement of Director	19

14.	ELECTION AND REMOVAL OF DIRECTORS		20
	14.1.	Election at Annual General Meeting	20
	14.2.	Consent to be a Director	20
	14.3.	Failure to Elect or Appoint Directors	20
	14.4.	Places of Retiring Directors Not Filled	20
	14.5.	Directors May Fill Casual Vacancies	21
	14.6.	Remaining Directors’ Power to Act.	21
	14.7.	Shareholders May Fill Vacancies	21
	14.8.	Additional Directors	21
	14.9.	Ceasing to be a Director	21
	14.10.	Removal of Director by Shareholders	21
	14.11.	Removal of Director by Directors	22

15.	ALTERNATE DIRECTORS		22
	15.1.	Appointment of Alternate Director	22
	15.2.	Notice of Meetings	22
	15.3.	Alternate for More Than One Director Attending Meetings	22
	15.4.	Consent Resolutions	23
	15.5.	Alternate Director Not an Agent	23
	15.6.	Revocation of Appointment of Alternate Director	23
	15.7.	Ceasing to be an Alternate Director	23
	15.8.	Remuneration and Expenses of Alternate Director.	23

16.	POWERS AND DUTIES OF DIRECTORS		23
	16.1.	Powers of Management	23
	16.2.	Appointment of Attorney of Company	24

17.	INTERESTS OF DIRECTORS AND OFFICERS		24
	17.1.	Obligation to Account for Profits	24
	17.2.	Restrictions on Voting by Reason of Interest.	24
	17.3.	Interested Director Counted in Quorum	24
	17.4.	Disclosure of Conflict of Interest or Property	24
	17.5.	Director Holding Other Office in the Company	24
	17.6.	No Disqualification	25
	17.7.	Professional Services by Director or Officer	25
	17.8.	Director or Officer in Other Corporations	25

18.	PROCEEDINGS OF DIRECTORS		25
	18.1.	Meetings of Directors	25
	18.2.	Voting at Meetings	25
	18.3.	Chair of Meetings	25
	18.4.	Meetings by Telephone or Other Communications Medium	26
	18.5.	Calling of Meetings	26
	18.6.	Notice of Meetings	26
	18.7.	When Notice Not Required	26
	18.8.	Meeting Valid Despite Failure to Give Notice	26
	18.9.	Waiver of Notice of Meetings	27
	18.10.	Quorum	27
	18.11.	Validity of Acts Where Appointment Defective	27
	18.12.	Consent Resolutions in Writing	27

19.	EXECUTIVE AND OTHER COMMITTEES		28
	19.1.	Appointment and Powers of Executive Committee	28
	19.2.	Appointment and Powers of Other Committees	28
	19.3.	Obligations of Committees	28
	19.4.	Powers of Board	29
	19.5.	Committee Meetings	29

20.	OFFICERS		29
	20.1.	Directors May Appoint Officers	29
	20.2.	Functions, Duties and Powers of Officers	29
	20.3.	Qualifications	30
	20.4.	Remuneration and Terms of Appointment	30

21.	INDEMNIFICATION		30
	21.1.	Definitions	30
	21.2.	Mandatory Indemnification of Eligible Parties	30
	21.3.	lndemnification of Other Persons	31
	21.4.	Non-Compliance with Business Corporations Act	31
	21.5.	Company May Purchase Insurance	31

22.	DIVIDENDS		31
	22.1.	Payment of Dividends Subject to Special Rights	31
	22.2.	Declaration of Dividends	31
	22.3.	No Notice Required	31
	22.4.	Record Date	31
	22.5.	Manner of Paying Dividend	32
	22.6.	Settlement of Difficulties	32
	22.7	When Dividend Payable	32
	22.8.	Dividends to be Paid in Accordance with Number of Shares	32
	22.9.	Receipt by Joint Shareholders	32
	22.10.	Dividend Bears No Interest	32
	22.11.	Fractional Dividends	32
	22.12.	Payment of Dividends	32
	22.13.	Capitalization of Retained Earnings or Surplus	33

23.	ACCOUNTING RECORDS		33
	23.1.	Recording of Financial Affairs	33
	23.2.	lnspection of Accounting Records	33

24.	NOTICES		33
	24.1.	Method of Giving Notice	33
	24.2.	Deemed Receipt	34
	24.3.	Certificate of Sending	34
	24.4.	Notice to Joint Shareholders	34
	24.5.	Notice to Legal Personal Representatives and Trustees	34
	24.6.	Undelivered Notices	35

25.	SEAL		35
	25.1.	Who May Attest Seal	35
	25.2.	Sealing Copies	35
	25.3.	Mechanical Reproduction of Seal	35

26.	PROHIBITIONS		35
	26.1.	Application	35
	26.2.	Consent Required for Transfer of Shares or Designated Securities	35

v

ARTICLES

of

1123743 B.C. Ltd.

(the "Company")

The Company will have as its Articles on incorporation the following Articles.

Full name and signature of each lncorporator	Date of Signing

/s/ SOREN MOGELSVANG	6/19/2017
SOREN MOGELSVANG

1.	INTERPRETATION

1.1.	Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“legal personal representative” means the personal or other legal representative of a shareholder;

(5)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(6)	“seal” means the seal of the Company, if any.

1.2.	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1.	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2.	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3.	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4.	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2

2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7.	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8.	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9.	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1.	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2.	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3

3.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4.	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5.	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1.	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register in British Columbia. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2.	Closing Register

The Company must not at any time close its central securities register.

4

5.	SHARE TRANSFERS

5.1.	Registering Transfers

A transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	a duly signed instrument of transfer in respect of the share;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(3)	if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement; and

(4)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

5.2.	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3.	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4.	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5.	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5

5.6.	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1.	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2.	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.	PURCHASE OF SHARES

7.1.	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2.	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

6

7.3.	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1.	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

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(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2.	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3.	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name and may by ordinary resolution or directors’ resolution adopt or change any translation of that name.

9.4.	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1.	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2.	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

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10.3.	Calling and Location of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders. The location of a meeting of shareholders shall be determined by the directors and may be within or outside British Columbia.

10.4.	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5.	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6.	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7.	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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10.8.	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9.	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 1O days.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1.	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

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(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2.	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3.	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4.	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5.	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

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11.7.	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8.	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9.	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10.	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11.	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

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11.13.	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14.	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15.	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16.	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17.	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18.	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

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11.19.	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20.	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21.	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1.	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2.	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

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12.3.	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4.	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5.	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint an individual person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)	at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

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12.6.	Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company Articles 12.7 to 12.15 apply only insofar as they are not inconsistent wi,th any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7.	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8.	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9.	When Proxy Holder Need Not Be Shareholder

If and for so long as the Company is not a public company, a person may only be appointed as a proxy holder if the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10.	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)	unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

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A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned): ________________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13.	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

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(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15.	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1.	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

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13.2.	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3.	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4.	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5.	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6.	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7.	Special Remuneration for Directors

If any director performs any professional, or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8.	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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14.	ELECTION AND REMOVAL OF DIRECTORS

14.1.	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2.	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3.	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4.	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

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14.5.	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6.	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7.	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8.	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9.	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10.	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

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14.11.	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	ALTERNATE DIRECTORS

15.1.	Appointment of Alternate Director

Any director (an “appointer”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointer is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2.	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointer is not present.

15.3.	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointers and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

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15.4.	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointer any resolutions to be consented to in writing.

15.5.	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointer.

15.6.	Revocation of Appointment of Alternate Director

An appointer may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7.	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointer ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointer revokes the appointment of the alternate director.

15.8.	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointer as the appointer may from time to time direct.

16.	POWERS AND DUTIES OF DIRECTORS

16.1.	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

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16.2.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17.	INTERESTS OF DIRECTORS AND OFFICERS

17.1.	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2.	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3.	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4.	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

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17.6.	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7.	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	PROCEEDINGS OF DIRECTORS

18.1.	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

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(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4.	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5.	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6.	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7.	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8.	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

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18.9.	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting, unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the numt;,er of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11.	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12.	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

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19.	EXECUTIVE AND OTHER COMMITTEES

19.1.	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2.	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3.	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

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19.4.	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5.	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.	OFFICERS

20.1.	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

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20.3.	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	INDEMNIFICATION

21.1.	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2.	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

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21.3.	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4.	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part.

21.5.	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	DIVIDENDS

22.1.	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2.	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3.	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4.	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

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22.5.	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6.	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)	determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7.	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8.	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9.	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10.	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11.	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12.	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

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22.13.	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

23.	ACCOUNTING RECORDS

23.1.	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2.	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.	NOTICES

24.1.	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

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(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2.	Deemed Receipt

A notice, statement, report or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)	e-mailed to a person to the e-mail address provided by that person referre.d to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

24.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4.	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5.	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

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(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6.	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.	SEAL

25.1.	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2.	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the directors.

25.3.	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	PROHIBITIONS

26.1.	Application

Article 26.2 does not apply to the Company if and for so long as it is a public company.

26.2.	Consent Required for Transfer of Shares or Designated Securities

No securities of the Company other than non-convertible debt securities of the Company shall be transferred without the consent of the directors expressed by resolution and the directors shall not be required to give any reason for refusing to consent to any such transfer.

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EXHIBIT B

FORM OF DEBENTURE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

No. [SSCD-001]	Principal Amount: $675,000.00

Original Issue Date:

November 19, 2024	Funded Amount: $600,000.00

EXXEL PHARMA, INC.

12.5% SENIOR SECURED CONVERTIBLE DEBENTURE

THIS 12.5% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 12.5% Senior Secured Convertible Debentures of Exxel Pharma Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), having its principal place of business at 12635 E. Montview Blvd., Suite 134, Aurora, CO 80045, designated as the Company’s 12.5% Senior Secured Convertible Debenture (this debenture, the ” Debenture ” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to John Nash, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal amount of $675,000.00, on the earlier of August 19, 2025 (subject to extension as provided in Section 2(d) herein, the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder. This Debenture is issued to Holder at a twelve and one half percent (12.5%) discount to the Principal Amount (subject to adjustment as provided herein, the “Original Issue Discount”).

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Attribution Parties” shall have the meaning set forth in Section 4(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary (as defined in the Purchase Agreement (as defined below)) thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion of the Debentures); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Date” means, as applicable, in the case of a (i) Mandatory Conversion, the closing date of a Qualified Offering or Qualified Event and a (ii) Voluntary Conversion, the stated effective date in the Notice of Conversion.

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Shares” means, collectively, the equity securities of the Company sold in a Qualified Offering, listed as the result of a Qualified Event, or issuable upon conversion of this Debenture in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fully Diluted Capitalization” means the number of issued and outstanding shares of the Company’s capital stock, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase the Company’s capital stock.

“Holders” means, collectively, the Holder together with all other holders of Debentures.

“Knowledge” means, with respect to the Company, the actual knowledge of the following Company officers: Soren Mogelsvang .

“Mandatory Conversion” shall have the meaning ascribed to such term in Section 4(a) hereto.

“Mandatory Default Amount” means the sum of (a) 130% of the outstanding principal amount of this Debenture, plus (b) 100% of all accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Maximum Rate” shall have the meaning set forth in Section 11.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(b).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Debentures; (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(bb) attached to the Purchase Agreement; (c) indebtedness which may be assumed in connection with any strategic acquisition; and (d) indebtedness supported by the U.S. Small Business Administration under the Payroll Protection Program and any future similar relief programs pursuant Congressional legislation which is enacted into law and contains forgiveness of indebtedness provisions.

“Permitted Lien” has the meaning set forth in the Security Agreement.

“Prepayment Amount” means the product of (i) the sum of (a) the outstanding principal amount of this Debenture, plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“PubCo” means a publicly traded corporation whose common shares are registered under the Exchange Act and listed on a national securities exchange.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 19, 2024 by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Event Price” means the price per share at which the Qualified Event is made. “Qualified Offering” shall mean an initial public offering of the Company’s securities with gross proceeds of at least $5,000,000, at the closing of which the Company’s securities are listed with a U.S. national securities exchange.

“Qualified Offering Price” means the price per share of the securities offered (or price per unit, if units are offered in the Qualified Offering) in the Qualified Offering. For the avoidance of doubt, if a unit includes more than one Common Share, “Qualified Offering Price” shall mean the unit price divided by the number of Common Shares contained in a unit.

“Required Holders” means Holders of the Debentures holding at least 50% plus $1.00 of the Principal Amount of the Debentures.

“Reverse Takeover” means a merger or share exchange by the Company with a PubCo and as a result of which the holders of the Company’s outstanding Common Shares on a fully-diluted basis (including all of the Securities) will own in excess of 50% of the outstanding common stock of PubCo.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of November 19, 2024 by and among the Company and the original Holders and the Agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(i).

“Standard Settlement Period” shall have the meaning set forth in Section 4(d)(i).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Voluntary Conversion” shall have the meaning set forth in Section 4(b).

“Voluntary Conversion Price” shall have the meaning set forth in Section 4(c)(ii).

“VWAP” means the dollar volume-weighted average price for such Common Shares on the Trading Market during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg L.P.

Section 2. Payment; Interest; Security and Priority.

a) Payment; Prepayment. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all then unconverted and outstanding principal on this Debenture, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder. The Company shall have the option to prepay this Debenture at any time after the Original Issue Date at an amount equal to the Prepayment Amount, which shall require payment that is equal to 110% of the Face Amount. The Company shall provide Holder(s) with ten (10) Business Days’ prior written notice of intention to satisfy the Debentures, whether at maturity, by prepayment, or in default.

b) Interest. The Debentures shall not bear interest.

c) Security; Priority. The indebtedness evidenced by this Debenture and the payment of the principal, interest, fees, penalties or other amounts due or payable hereunder is secured by a first lien and security interest in the assets of the Company and its Subsidiaries, and no current or future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) shall be senior in right of payment to the indebtedness evidenced by this Debenture and the payment of the principal, interest, fees, penalties or other amounts due or payable hereunder.

d) Extension of Maturity Date. The Company may extend the Maturity Date for an additional three months by obtaining the prior written consent of the Required Holders no later than ten (10) Business Days prior to the Maturity Date, and commencing the first day of such extension, the Original Issue Discount on this Debenture shall become 18%. If a Qualified Financing or Qualified Event (each defined herein) has not occurred by the Maturity Date, inclusive of the Extension of the Maturity Date, then the Debentures shall be due and payable in cash or shall be convertible into Common Shares of the Company at a 50% discount to the Valuation Cap (as defined below) at the sole option of the holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 4. Conversion.

a) Mandatory Conversion. The full principal balance and all unpaid accrued interest (as of the closing date of the Qualified Offering or Qualified Event) on this Debenture will automatically convert into Conversion Shares on the date that is ninety (90) calendar days subsequent to the closing of a Qualified Offering or Qualified Event, whichever is earlier (the “Mandatory Conversion”), at a price per share equal to the lower of (i) 75% of the price at which the Debentures would have been converted at closing of the Qualified Financing or Qualified Event, as applicable, subject to a valuation cap of $25,000,000 (the “Valuation Cap”) and (ii) a 25% discount to the five (5) day VWAP of the Common Shares prior to the date that is ninety (90) days after the Qualified Financing or Qualified Event, as applicable, which shall be subject to a conversion floor price of $1.00. The number of Conversion Shares that the Company issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the unconverted and outstanding principal balance and unpaid accrued interest under this Debenture on a date that is no more than five (5) calendar days prior to the closing of the Qualified Offering or Qualified Event, as applicable, if any, by (y) the applicable Conversion Price. The issuance of Conversion Shares pursuant to the conversion of this Debenture will be on, and subject to, the same terms and conditions applicable to the equity securities issued in the Qualified Offering or Qualified Event, as applicable, if any.

b) Voluntary Conversion. At any time prior to a Mandatory Conversion or the full satisfaction of the outstanding principal balance and unpaid accrued interest under this Debenture, the Holder may elect to convert the unconverted and outstanding principal balance and unpaid accrued interest under this Debenture into Common Shares(the “Voluntary Conversion”). The number of Conversion Shares that the Company issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the unconverted and outstanding principal balance and unpaid accrued interest under this Debenture on the date of conversion by (y) the applicable Conversion Price. The Holder shall effect such conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the outstanding principal balance and unpaid accrued interest of this Debenture to be converted and the date on which such conversion shall be effected.

c) Conversion Price. This Debenture will be convertible into Conversion Shares pursuant to the following terms and at such applicable conversion price below (the “Conversion Price”):

i.	with respect to a Mandatory Conversion, at a price per share equal to the lesser of (A) 75% of the Qualified Offering Price or Qualified Event Price, as applicable, and (B) a 25% discount to the five (5) day VWAP of the Common Shares immediately prior to the date that is ninety (90) calendar days subsequent to the closing of the Qualified Offering or Qualified Event, as applicable, which shall be subject to a conversion floor price of $1.00 per share.

ii.	with respect to Voluntary Conversion, the quotient resulting from dividing (x) $25,000,000 by (y) the Fully Diluted Capitalization immediately prior to such conversion (“Voluntary Conversion Price”); provided that if the Debenture is in default pursuant to Section 7, then 50% of such Voluntary Conversion Price.

iii.	Nothing in this Section 4(c) shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

d) Mechanics of Conversion.

i.	Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and, if applicable, (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Debenture and (B) a bank check in the amount of accrued and unpaid interest or it may deliver such sum by wire transfer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market, if any, with respect to the Common Shares as in effect on the date of delivery of the Notice of Conversion.

ii.	Reservation of Shares Issuable Upon Conversion. The Company covenants that in accordance with and pursuant to Section 4.11 of the Purchase Agreement it will at all times reserve and keep available out of authorized and unissued Common Shares for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), such aggregate number of Common Shares as required by Section 4.11 of the Purchase Agreement and as shall be issuable (taking into account the adjustments and restrictions of Section 5 hereto) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Conversion Shares is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

iii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.	Transfer Taxes and Expenses. The issuance of Conversion Shares on the conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any conversion of this Debenture and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for the removal of restrictive legends on Conversion Shares.

e) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture to the extent that after giving effect to the conversion of this Debenture, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless with respect to or in connection with a Permitted Equity Issuance (as defined under the Purchase Agreement) or unless the Required Holders have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (for the avoidance of doubt, this shall include that the Company shall not enter into any factoring agreement, merchant cash advance agreement or similar arrangement without prior written consent of the Required Holders, provided however that the Required Holders shall negotiate with the Company in good faith in the event such an arrangement is required for the Company to continue operations);

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that is reasonably likely to materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Common Shares or Common Share Equivalents other than as to (i) the Conversion Shares or Warrants as permitted or required under the Transaction Documents, (ii) repurchases of Common Shares or Common Share Equivalents of departing officers and directors of the Company or any of its Subsidiaries, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Debenture, (iii) Common Shares and Common Share Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Shares and Common Share Equivalents are not acquired for cash, or (iv) cash payments to dissenting stockholders in any Reverse Takeover or special purpose acquisition company (SPAC) transaction;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments of Permitted Indebtedness; provided that such payments shall not be permitted if, at such time, or after giving effect to any such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company; or

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arms-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

Section 7. Events of Default.

(a)	The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)	any default in the payment of (A) the principal amount of any Debenture or (B) interest, fees, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

(ii)	the Company shall fail to observe or perform any covenant or agreement contained in the Transaction Documents (other than a breach by the Company of its obligations to deliver Common Shares to the Holder upon conversion, which breach is addressed in clause (x) below), which failure is not cured, if possible to cure, within the earlier to occur of (A) five Trading Days after notice of such failure sent by the Holder or by any other Holder(s) to the Company or (B) seven (7) Trading Days after the Company obtains Knowledge of such failure;

(iii)	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

(iv)	any material representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(v)	the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi)	the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $25,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)	the Common Shares shall not be eligible for listing on a U.S. national securities exchange and shall not be eligible to resume listing thereon within five (5) Trading Days;

(viii)	the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction (not including a Reverse Takeover) or shall agree to sell or dispose of all or substantially all of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix)	the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(x)	the electronic transfer by the Company of Common Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; or

(xi)	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing upon the occurrence of any Event of Default, the interest rate on this Debenture shall accrue at an interest rate equal to 1.33% per month (16% per annum). Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including any Notice of Conversion, shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature pages hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 9. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to the terms and conditions of the Purchase Agreement regarding the same.

Section 10. Equal Treatment of Holder. No consideration (including any modification of this Debenture) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the parties to the Purchase Agreement. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Debentures or otherwise.

Section 11. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

EXXEL PHARMA, INC.

By:
Name:	Soren Mogelsvang
Title:	President & Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby exercises the voluntary conversion right under Section 4(b) of the 12.5% Senior Secured Convertible Debenture, due __________, 2025, of Exxel Pharma Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), and elects to convert $ _________________ principal amount of the Debenture together with $ _______________ of accrued and unpaid interest thereto, totaling $ _________________ into that number of Common Shares to be issued pursuant to the Debenture (“Conversion Shares”). If Conversion Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion and upon the delivery of the Conversion Shares, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts specified under Section 4(e) of the Debenture, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Date to Effect Conversion: _________________________________________________________

Principal Amount of Notes to be Converted: ____________________________________________

Unpaid Accrued Interest, if any, to be Converted: _______________________________________

Number of Shares to be issued: ________________________________________

Signature: ________________________________________________________

Name: ___________________________________________________________

Address: _________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________

Delivery Instructions for Stock Certificate: __________________________________________________________

EXHIBIT C
ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 12, 2024, by and among Sichenzia Ross Ference Carmel LLP, with an address at 1185 Avenue of Americas, 31st floor, New York, New York 10036, as the escrow agent (the “Escrow Agent”), Joseph Gunnar & Co., LLC (the “Advisor”) and Exxel Pharma Inc., (the “Company”). The Advisor and Company shall be referred to as the “Parties” and each a “Party.” Unless defined herein, all capitalized terms used in this Agreement shall have the same meaning as set forth in the Securities Purchase Agreement entered into on November 12, 2024 (the “Securities Purchase Agreement”), Convertible Debenture entered into on November 12 , 2024 (the “Convertible Debenture”), and Common Stock Purchase Warrants, entered into on November 12, 2024 (the “Warrants”) (collectively, the “Transaction Documents”) .

W I T N E S S E T H:

WHEREAS, the Company desires to sell Convertible Debentures and Warrants based upon the terms and conditions contained in the Transaction Documents;

WHEREAS, the Parties desire to establish an escrow account with the Escrow Agent into which the purchasers of the Convertible Notes (the “Holders”) shall wire the Purchase Price, which includes related commissions, escrow fees (set forth below), advisor fees, and legal fees (collectively, the “Escrow Funds”) to the order of “Sichenzia Ross Ference Carmel LLP, as Escrow Agent,” and Escrow Agent is willing to accept such Escrow Funds in accordance with the terms hereinafter set forth.

WHEREAS, the Parties have agreed that the Escrow Funds shall be deposited by the Holders into escrow to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement;

WHEREAS, the Parties have requested that the Escrow Agent hold the Escrow Funds in escrow until the Escrow Agent receives the Release Notice in the form annexed hereto as Exhibit A or similar form for the release and allocation of the Escrow Funds (the “Release Notice”);

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I TERMS OF THE ESCROW

1.1 The Parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Funds deposited into the Escrow Account.

1.2 Upon the Escrow Agent’s receipt of the Escrow Funds, it shall telephonically advise the Advisor of such receipt into the Escrow Account.

1.3 Wire transfers to the Escrow Agent shall be made as follows:

Citibank

153 East 53rd Street

23rd Floor

New York, NY 10022

A/C Name: Sichenzia Ross Ference Carmel LLP

FBO: Joseph Gunnar & Co., LLC

A/C#:  4974921703

ABA#: 021000089

SWIFT Code: CITIUS33

1.4 The Escrow Agent shall, upon receipt of the Escrow Funds and Release Notice from the Advisor and the Company, wire the applicable Escrow Funds to the accounts designated by the Advisor and Company within one Business Day of receipt of such wiring instructions and after receipt of the Holder’s executed Convertible Notes. The Escrow Funds shall only be distributed and released by the Escrow Agent after reasonable determination that all documents have been delivered by the Company to complete the purchase and sale of the Convertible Notes,

1.5 The Escrow Agent shall distribute and release the Escrow Funds as follows:

(i)	Any transaction fees due to the Advisor or its designees pursuant to its engagement with the Company;

(ii)	a one-time $5,000 fee to the Escrow Agent for compensation for its services as described herein; and

(iii)	the remaining balance of the Escrow Funds not otherwise distributed as described above to the Company or as directed by the Company.

If the Escrow Agent has not received a Release Notice, pursuant to Section 1.4, within 30 days of receipt of the Escrow Funds, the Escrow Funds shall be returned in its entirety to each Holder, unless extended in writing by the Company and Advisor.

ARTICLE II
MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day,

(b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the Parties hereto.

2.4 This Agreement is the final expression of, and contains the entire agreement between, the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if all Parties had prepared the same.

2.6 The Parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Parties hereto.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or Parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the Parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Parties. In the event of any such resignation, the Parties shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any documents (“Escrow Items”) held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary Parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Escrow Items held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Items until such disputes shall have been settled either by mutual written agreement of the Parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Items and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.15 The Parties agree to, severally and not jointly, indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.16 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

2.17 This Agreement shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.18 The Escrow Agent acts in this matter, and has acted as legal counsel for the Advisor in other matters and may continue to act as legal counsel for the Advisor, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Parties consent to the Escrow Agent in such capacity as legal counsel and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Parties understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Agreement. If there is any litigation related to any of the Transactions, the Escrow Agent shall not serve as legal counsel to any of the Parties with respect to the Transactions.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties and Escrow Agent hereto have executed this Escrow Agreement as of date first written above.

ADVISOR:
JOSEPH GUNNAR & CO., LLC

By:	/s/ Stephan A. Stein
	Name:	Stephan A. Stein
	Title:	President

ESCROW AGENT:
SICHENZIA ROSS FERENCE CARMEL LLP

By:	/s/ Ross D. Carmel, Esq.
	Name:	Ross D. Carmel, Esq.
	Title:	Partner

COMPANY:
EXXEL PHARMA, INC.

By:	/s/ Soren Mogelsvang
	Name:	Soren Mogelsvang
	Title:	Chief Executive Officer

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT
(5%+ NOTEHOLDERS)

November 19, 2024 Exxel Pharma, Inc.

12635 E. Montview Blvd., Suite 134

Aurora, CO 80045

Joseph Gunnar & Co., LLC 40 Wall Street, Suite 3004 New York, New York 10005

As Placement Agent to the Company (as defined below)

RE:	Exxel Pharma, Inc. Ladies and Gentlemen:

The undersigned, a beneficial owner of 5% or more of the common stock, par value $0.00 per share (the “Common Stock”), of Exxel Pharma, Inc, a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), understands that Joseph Gunnar & Co., LLC is acting as the placement agent (the “Placement Agent”) in connection with the private placement of 12.5% Senior Secured Convertible Debentures and Warrants to accredited investors through a bridge financing (the “Bridge”) conducted pursuant to a Securities Purchase Agreement dated as of November 19, 2024, by and between the Company and the purchasers signatory thereto (the “Purchase Agreement”).

To induce the Placement Agent to continue its efforts in connection with the Bridge, the undersigned hereby agrees that, without the prior written consent of the Placement Agent and the Company, the undersigned will not (except upon the occurrence of an Early Termination (as defined below)), during the period beginning on the date of the first closing of the Bridge and ending on the earlier of the third month anniversary of the consummation of a Qualified Offering or a Qualified Event (as those terms are defined in the Purchase Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, hypothecate, establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock (“Shares”) or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge or any other agreement, transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock- Up Securities or is repayable with the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock- Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other agreement, transaction or arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent and the Company in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Qualified Offering or the Qualified Event (not including a direct listing); (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) by operation of law; (d) transfers of Lock-Up Securities to a charity or educational institution; (e) transfers of Lock-Up Securities (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned; and (f) transfers of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that (1) does not qualify as a Qualified Event, (2) is made to all holders of the Company’s capital stock, (3) involves a change of control of the Company, and (4) has been approved by the Company’s board of directors; provided that, in the case of any transfer pursuant to the foregoing clauses (b), (d) or (e), (i) any such transfer shall not involve a disposition for value, and (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement; and provided further, that in the case of any transfer pursuant to the foregoing clauses (c) or (f), each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make or register in its books and records any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this lock-up agreement.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement.

The undersigned understands that the Company and the Placement Agent are relying upon this lock- up agreement in proceeding toward the consummation of the Bridge. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, agents, successors and assigns.

The parties understand that in the event that the first closing of the Bridge is not consummated on or prior to November 30, 2024, or a Qualified Offering or Qualified Event is not consummated on or prior to December 31, 2025, then this lock-up agreement shall be void and of no further force or effect (“Early Termination”).

Very truly yours,

Signature:

Print Name:

Date Signed:

Name of Signatory, in case of entities:

Title of Signatory, in case of entities:

[Signature Page to the Lock-Up Agreement]

EXHIBIT E

SECURITY AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of November 19, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by and among Exxel Pharma, Inc., a corporation organized under the laws of the Province of British Columbia (the “Company”), each of the direct, wholly-owned domestic subsidiaries of the Company listed on the signature pages hereto as grantors, pledgors, assignors and debtors (collectively with the Company, and any successors in such capacities, the “Grantors”, and each, a “Grantor”), , in favor of John Nash, in its capacity as collateral agent on behalf of the Purchasers pursuant to the Securities Purchase Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of November 19, 2024, between the Company and each party listed as a “Purchaser” on the signature pages thereto (the “Purchase Agreement”), the Company shall sell, and the Purchasers shall purchase, the Debentures and the Warrants (as defined in the Purchase Agreement);

WHEREAS, the Company and each Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Purchase Agreement and the other Transaction Documents and each is, therefore, willing to enter into this Agreement;

WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as defined below); and

WHEREAS, in order to induce the Purchasers to purchase the Debentures and the Warrants under the Purchase Agreement, each Grantor has agreed to execute and deliver to the Secured Parties this Agreement and to grant in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as hereinafter defined), a security interest in all of the assets of the Company to secure the prompt payment, performance and discharge in full of all of the Secured Obligations.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the Purchase Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble hereof.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Collateral Agent” has the meaning set forth in the Preamble hereof.

“Company” has the meaning set forth in the Preamble hereof.

“Contracts” means, collectively, with respect to each Grantor, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, or Security Entitlement, , control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Control Agreements” means, collectively, the Deposit Account Control Agreement and the Securities Account Control Agreement.

“Commercial Tort Claims” means a claim arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant’s business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in Schedule 6 hereof, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Debt” means money owed or due.

“Deposit Account Control Agreement” means an agreement substantially in the form of Exhibit B hereto establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub- accounts described in Schedule 7.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or Proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

“Entitlement Order” means a notification communicated to a securities intermediary directing transfer or redemption of a financial asset to which the entitlement holder has a security entitlement.

“Equity Interests” means the ownership interests in a business.

“Event of Default” shall have the meaning set forth in the Debenture.

“Excluded Property” means, collectively:

(i) any lease, license or other agreement or Contract or any property subject to a purchase money security interest, Lien securing a capital lease or similar arrangement, in each case permitted to be incurred under the Purchase Agreement, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contract or purchase money arrangement, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or another Grantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(ii) any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(iii) motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC);

(iv) those assets as to which the Collateral Agent shall reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(v) any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to such applicable law, rule or regulation, in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition; and

(vi) any notes and/or mortgages pledged to secure loans under so-called “warehouse loans” pursuant to which a Grantor may obtain lines of credit upon which such Grantor will draw to make loans secured by such mortgages;

provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Permitted Liens).

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supra-national bodies

“Grantor” has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule 6 hereof, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

“Intellectual Property Security Agreement” means the agreement in the form reasonably satisfactory to the Collateral Agent.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including, any conditional sale or other title retention agreement and any capital lease).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens set forth on Schedule A attached hereto; (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established, and (c) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and/or its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to each Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity (“Person”) as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include: (a) all cash and negotiable instruments received by or held by any Grantor; (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement or other violation of any patent now or hereafter owned by any Grantor, (ii) past, present or future infringement or dilution or other violation of any trademark now or hereafter owned by any Grantor or injury to the goodwill of the business connected with the use thereof or symbolized thereby, (iii) past, present or future infringement or other violation of any copyright now or hereafter owned by any Grantor, and (iv) past, present or future infringement, misappropriation or misuse or other violation or impairment of any other Intellectual Property now or hereafter owned by any Grantor; and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchase Agreement” has the meaning set forth in the Recitals hereof.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) of the Purchase Agreement.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Patents” means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule 6 hereof (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt” means, with respect to each Grantor, all Debt (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Debt described in Schedule 2 hereof and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Debt and all certificates, instruments or agreements evidencing such Debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each Wholly Owned Domestic Subsidiary that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such Subsidiary or under any Organizational Document of each such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 2 hereof, (ii) all additional Equity Interests of any Wholly Owned Domestic Subsidiary and from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests all Equity Interests of any successor Subsidiary owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 2 hereof is not the surviving entity.

“Receivables” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Supporting Obligations related thereto and all Records relating thereto.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” means (i) obligations of the Company and each other Grantor from time to time arising under the Purchase Agreement, any other Transaction Document or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding on the Debenture), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and each of the other Grantors under or in respect of any Transaction Document, and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Company and each of the other Grantors, individually or collectively, under or in respect of the Purchase Agreement, this Agreement, the other Transaction Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Secured Parties” means, collectively, the Purchasers and the Collateral Agent.

“Securities Account Control Agreement” means an agreement in substantially the form attached as Exhibit C hereto establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof,

(iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule 6 hereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Wholly Owned Domestic Subsidiary” means any Subsidiary (i) for which all of the Equity Interests of such Subsidiary are directly owned by a Grantor and (ii) which is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia.

Section 1.02 Schedules. The Collateral Agent and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a)	all Accounts;

(b)	all Equipment, Goods, Inventory and Fixtures;

(c)	all Documents, Instruments and Chattel Paper;

(d)	all Letters of Credit and Letter-of-Credit Rights;

(e)	all Securities Collateral;

(f)	all Investment Property;

(g)	all Intellectual Property Collateral;

(h)	the Commercial Tort Claims described on Schedule 9 hereof, as supplemented by any written notification given by a Grantor to the Collateral Agent pursuant to Section 3.04(f);

(i)	all General Intangibles;

(j)	all Money and all Deposit Accounts;

(k)	all Supporting Obligations;

(l)	all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(m)	to the extent not covered by clauses (a) through (m) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions of and to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (n) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Pledged Collateral.

The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

Section 2.02 Filings.

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect or as being of an equal or lesser scope or with greater detail and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request by the Collateral Agent.

(b) Each Grantor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Collateral Agent as secured party.

(c) [Reserved].

(d) Each Grantor hereby ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III

PERFECTION AND FURTHER ASSURANCES

Section 3.01 Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by the Collateral Agent of any such Securities Collateral) the Collateral Agent has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, that after any such Event of Default (as defined in the Debenture) has been waived in accordance with the provisions of the Purchase Agreement and to the extent the Collateral Agent has exercised its rights under this sentence, the Collateral Agent shall, promptly after the reasonable request of the applicable Grantor(s), cause such Securities Collateral to be transferred to, or request that such Securities Collateral is registered in the name of, the applicable Grantor(s) to the extent it or its nominees holds an interest in such Securities Collateral at such time.

Section 3.02 Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Collateral Agent has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will (a) cause the issuer thereof to either (i) register the Collateral Agent as the registered owner of such securities or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (b) upon request by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof, and (c) if reasonably requested by the Collateral Agent, request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to the Collateral Agent in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.01.

Section 3.03 Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements (including the Intellectual Property Security Agreement), instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 3 hereof. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

Section 3.04 Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than Instruments and Tangible Chattel Paper listed on Schedule 4 hereof and (ii) each Instrument and each item of Tangible Chattel Paper listed on Schedule 4 hereof, has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by undated instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five (5) Business Days after receipt thereof by such Grantor) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b) Deposit Accounts. (i) As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in Schedule 7 hereof and (ii) the Collateral Agent has a perfected First Priority security interest in each Deposit Account listed in Schedule 7 hereof which security interest is perfected by Control. No Grantor shall hereafter establish and maintain any Deposit Account unless (1) the applicable Grantor shall have given the Collateral Agent ten (10) days prior written notice of its intention to establish such new Deposit Account with a depository bank, and (2) unless the Collateral Agent agrees in writing that it is not required, such depository bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account subject to a Control Agreement or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account subject to a Control Agreement unless an Event of Default under the Debenture has occurred and is continuing. No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

(c) Investment Property.

(i) As of the date hereof, no Grantor (1) has any Securities Accounts other than those listed in Schedule 7 hereof and the Collateral Agent has a perfected First Priority security interest in such Securities Accounts which security interest is perfected by Control unless the Collateral Agent agrees in writing that it is not required, (2) holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts listed in Schedule 7 hereof. Unless the Collateral Agent agrees in writing that it is not required, as of the date hereof, each Grantor has duly authorized, executed and delivered a Securities Account Control Agreement with respect to each Securities Account listed in Schedule 7 hereof, if any, as applicable. No Grantor shall hereafter establish or maintain any Securities Account with any Securities Intermediary unless (A) the applicable Grantor shall have given the Collateral Agent ten (10) Business Days prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, and (B) unless the Collateral Agent agrees in writing that it is not required, such Securities Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property (other than any Investment Property pledged pursuant to clauses (ii)(1), (iii)(1) or (iii)(3) below) received by it into a Deposit Account or Securities Account subject to the Collateral Agent’s Control. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default under the Debenture has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

(ii) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent.

(iii) If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (1) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (3) arrange for the Collateral Agent to become the registered owner of such securities.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed on Schedule 4 hereof. Each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has Control of the Electronic Chattel Paper and (ii) all transferable records so that the Collateral Agent has Control of the transferable records. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to the Collateral Agent so that the Collateral Agent has Control of the Letter-of-Credit Rights.

(f) Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) in excess of $50,000 that is not listed on Schedule 9. Each Grantor will promptly give notice to the Collateral Agent of any Commercial Tort Claim that is commenced in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.

(g) Landlord’s Access Agreements. Each Grantor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location where such Grantor maintains Pledged Collateral and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain landlord access agreement and/or landlord’s lien waiver, as applicable, from all such landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Grantor’s business and if reasonably requested by the Collateral Agent. A landlord access agreement and/or landlord’s lien waiver shall not be required if the value of the Pledged Collateral held at the relevant leased location is less than $10,000.

Section 3.05 Joinder of Additional Grantors. The Grantors shall cause each Wholly Owned Domestic Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the provisions of the Purchase Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement within ten (10) days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 3.06 Further Assurances.

(a) Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, and enable the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts, all in form reasonably satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may be advised by counsel to be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

(b) Report. Within 30 days after the end of each fiscal quarter, the Company shall furnish the Collateral Agent with a report listing for such quarter:

(i)	any Subsidiary formed or acquired by any Grantor;

(ii)	any certificated securities, uncertificated securities, other equity interests or Debt not held in a Securities Account acquired by any Grantor;

(iii)	any change in name or jurisdiction of organization of any Grantor as permitted by the Transaction Documents;

(iv)	any new location of Inventory or Equipment of any Grantor;

(v)	all Promissory Notes, Instruments or Chattel Paper received by any Grantor;

(vi)	any Securities Account or Deposit Account opened by any Grantor;

(vii)	all applications for and registration received by any Grantor in respect of any Intellectual Property; and

(viii)	any Commercial Tort Claims acquired by any Grantor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

Section 4.01 Purchase Agreement Representations.

(a) Purchase Agreement Representations. Each Grantor makes the representations and warranties set forth in Section 3 of the Purchase Agreement as they relate to the Grantors or to the Transaction Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Collateral Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to the Grantors’ knowledge.

(b) Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect and (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Power and Authorization. Each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Transaction Documents to which it is a party. Each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents, except the consents, authorizations and filings referred to in Schedule 3. Each Transaction Document, as applicable, has been duly executed and delivered by each Grantor thereto.

(d) Enforceability. This Agreement constitutes, and each other Transaction Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) No Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents will not violate any Requirement of Law or any Contractual Obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents), except where the violation or creation or imposition of any Lien would not, individually or in the aggregate, have a Material Adverse Effect..

(f) No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of any Grantor, threatened by or against any Grantor or against any of its property or assets (i) which challenges the legality, validity or enforceability of any of the Transaction Documents, or (ii) that, to the Knowledge of the Company, could, if there were an unfavorable decision, reasonably be expected to have a Material Adverse Effect.

Section 4.02 Ownership of Property and No Other Liens.

(a) Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties and Permitted Liens and such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral.

(b) None of the Pledged Collateral constitutes, or is the Proceeds of, (i) Farm Products and (ii) Manufactured Homes. None of the account debtors or other Persons obligated on any of the Pledged Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Pledged Collateral.

Section 4.03 Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to the Collateral Agent and in the case of the other Pledged Collateral, when financing statements and other filings specified on Schedule 3 hereof in appropriate form are filed in the offices specified on Schedule 3 hereof and other actions described in Schedule 3 hereof are taken, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04 No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except as permitted by this Agreement.

Section 4.05 Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Lien granted to the Collateral Agent with respect thereto against all claims and demands of all Persons at any time claiming any interest therein materially adverse to the Collateral Agent or any other Secured Party other than Liens permitted under the Purchase Agreement. Except as expressly permitted by this Agreement or any other Transaction Document, there is no agreement to which any Grantor is a party, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict in any material respect with such Grantors’ obligations or the rights of the Collateral Agent hereunder.

Section 4.06 Other Financing Statements. No financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing any Grantor as debtor is on file in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as otherwise permitted under the Purchase Agreement. No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Liens permitted under the Purchase Agreement.

Section 4.07 Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any), and chief executive office or principal place of business are indicated next to its name in Schedule 5 hereof. Schedule 5 also lists all of such Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence. Such Grantor shall not, except upon not less than 10 days’ prior written notice (in the form of an officer’s certificate), or such lesser notice period agreed to by the Collateral Agent, to the Collateral Agent, and delivery to the Collateral Agent of all additional financing statements, information and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein: (a) change its legal name, identity, type of organization or corporate structure; (b) change the location of its chief executive office or its principal place of business; (c) change its Federal Taxpayer Identification Number or organizational identification number (if any); or (d) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in this Section 4.07. Each Grantor also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

Section 4.08 Location of Inventory and Equipment. On the date hereof, the Inventory and the material Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule 5 hereof. Schedule 5 also lists the locations of such Grantor’s Inventory and the material Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory, to any location, other any location that is listed in Schedule 5 hereof except upon not less than 30 days’ prior written notice (in the form of an officer’s certificate), or such lesser notice period agreed to by the Collateral Agent, to the Collateral Agent, of its intention so to do, clearly describing such new location and providing such other information and documents to the Collateral Agent reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.

Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Pledged Collateral, including using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s liens with respect to such new location, if applicable, who from time to time have possession of Pledged Collateral; provided that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States.

Section 4.09 Pledged Securities and Pledged Debt. Schedule 2 sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each Wholly Owned Domestic Subsidiary, as applicable, owned by such Grantor. Such Equity Interests represent all of the outstanding Equity Interests of each such issuer which is a Subsidiary except as noted in such Schedule. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor’s status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any material provisions of any agreement to which such Grantor is a party relating to the Pledged Securities, except any such default or violation that could not reasonably be expected to result in a Material Adverse Effect.

All of the Pledged Debt described on Schedule 2 has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor and if evidenced by promissory notes, such notes have been delivered to the Collateral Agent.

No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities or Pledged Debt, if any, that have been delivered to the Collateral Agent) which evidence any Pledged Securities or Pledged Debt of such Grantor.

Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five Business Days after receipt thereof) deliver to the Collateral Agent an updated Schedule 2, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Debt.

Section 4.10 Approvals. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable efforts to assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11 Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Collateral Agent or any Secured Party, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors.

Section 4.12 Insurance. In the event that the Proceeds of any insurance claim are paid to any Grantor after the Collateral Agent has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Purchase Agreement.

Section 4.13 Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Lien permitted by the Purchase Agreement. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 4.13 in accordance with Section 9.08. Each Grantor shall comply with all Requirements of Law applicable to the Pledged Collateral, except where the failure to comply could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each Grantor has at all times operated, and shall continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 4.14 Intellectual Property. (a) Schedule 6 lists all patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule 6, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule 6, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor’s rights therein or use thereof; (f) to such Grantor’s knowledge, except as described on Schedule 6, the operation of such Grantor’s business and such Grantor’s use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in Schedule 6, no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor’s ownership interest or rights therein, (ii) which, if adversely determined, could have a Material Adverse Effect on the value of any such Intellectual Property Collateral or (iii) alleging that any such Intellectual Property Collateral, or such Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person and (h) to such Grantor’s knowledge, there has been no Material Adverse Effect on such Grantor’s rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor’s current and former employees, contractors and agents.

Section 4.15 Inspection of Pledged Collateral Each Grantor shall keep the Pledged Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Each Grantor shall permit the Collateral Agent, or its designee, to inspect the Pledged Collateral at any reasonable time, wherever located.

Section 4.16 Negative Pledge. The Company shall not, , without the prior written consent of the Collateral Agent, (i) create, grant, or permit to exist any Lien upon or with respect to the assets or properties of such Joint Venture or (ii) enter into any agreement containing any provisions which would violate or breach the terms of the foregoing clause (i).

ARTICLE V

SECURITIES COLLATERAL

Section 5.01 Existing Voting Rights and Distributions.

(a) So long as no Event of Default shall have occurred and be continuing and the Company has not received written notice from the Collateral Agent stating its intention to exercise its rights and remedies under Section 5.01(c):

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Purchase Agreement or any other Transaction Document; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Purchase Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be immediately delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five Business Days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) The Collateral Agent shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c) Upon the occurrence and during the continuance of any Event of Default and upon receipt by the Company of written notice from the Collateral Agent including details of the Event of Default and stating its intent to exercise its rights and remedies under Section 5.01:

(i) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to receive and hold such Distributions as Pledged Collateral.

(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e) All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall promptly (but in any event within ten

(10) Business Days after receipt thereof by such Grantor) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02 Certain Agreements of Grantors.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be, and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

(c) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor has caused each partnership or limited liability company included in the Pledged Collateral to amend its partnership agreement or limited liability company agreement to include the following provision: “Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein), in the event that an Event of Default shall have occurred under that certain Debenture (as such Debenture may be amended, modified, supplemented or restated from time to time) dated as of November 19, 2024 (the “Debenture”) among Exxel Pharma, Inc., as borrower (the “Company”), certain subsidiaries of the Company, as Guarantors, and Collateral Agent, (i) the lenders from time to time parties thereto and the agents party thereto and the Collateral Agent shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the Company, and (ii) each Member hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the Company to the Collateral Agent or any nominee of the Collateral Agent. The Collateral Agent is a third-party beneficiary of this provision and this provision cannot be amended or repealed, without the consent of the Collateral Agent until the Debenture has been paid in full.”

ARTICLE VI

INTELLECTUAL PROPERTY COLLATERAL

Section 6.01 Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under ARTICLE VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent of such Grantor’s rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.02 Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral, such Grantor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b) maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral as presently used and operated and as contemplated by the Purchase Agreement;

(c) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral as presently used and operated and as contemplated by the Purchase Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment;

(d) upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the Intellectual Property Collateral or any portion thereof that is material to the use and operation of the Pledged Collateral, the ability of such Grantor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

(e) not license the Intellectual Property Collateral, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that could materially impair in the reasonable judgment of such Grantor, the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent (which shall not be unreasonably delayed, conditioned or withheld);

(f) diligently keep adequate records respecting its Intellectual Property Collateral material to the use and operation of the Pledged Collateral; and

(g) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time-to-time reasonably request.

Section 6.03 Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.03 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly within 45 days of the end of each fiscal quarter (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 6.03 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06. Further, each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 6 hereof to include any such Intellectual Property Collateral of such Grantor.

Section 6.04 Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default and the Company receives written notice from the Collateral Agent of its intent to exercise remedies hereunder, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default and upon receipt by the Company of written notice from the Collateral Agent stating its intent to exercise remedies hereunder, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Collateral Agent to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all commercially reasonable acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.04 in accordance with Section 9.08. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 6.04 and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII

RECEIVABLES

Section 7.01 Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives. Each Grantor shall legend, at the request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

Section 7.02 Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

ARTICLE VIII

REMEDIES

Section 8.01 Remedies.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Transaction Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent immediately, assemble the Pledged Collateral or any part thereof, as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent;

(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iii) occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivables, and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b) Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(c) If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Collateral Agent in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e) If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

(f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i) provide the Collateral Agent with such information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Securities Collateral;

(ii) cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority; and

(iii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Collateral Agent is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 8.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 8.01(f); (ii) any information and projections provided to it pursuant to Section 8.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent by reason of the failure of such Grantor to perform any of the covenants contained in Section 8.01(f); and consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Securities Collateral on the date the Collateral Agent demands compliance with Section 8.01(f).

Section 8.02 No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 8.03 Application of Proceeds. Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Purchase Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Concerning Collateral Agent.

(a) Appointment. The Collateral Agent shall act in accordance with the terms of the Purchase Agreement. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Purchase Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence of any such agents or attorneys-in-fact selected by it in good faith, but shall be liable for the gross negligence or willful misconduct of such agents and attorneys-in-fact. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Purchase Agreement. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) Duty of care. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. The Collateral Agent shall not have responsibility for (i) ascertaining or taking action whatsoever with regard to any Pledged Collateral (including matters relating to the Pledged Securities, whether or not the Collateral Agent has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(c) Reliance. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d) Conflict. If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

Section 9.02 Performance By Collateral Agent. If any Grantor shall fail to perform any covenants contained in this Agreement after giving effect to all applicable grace periods (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) following notice to such Grantor of such failure to perform and such Grantor’s failure to remedy such failure within a commercially reasonable time period, do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Purchase Agreement. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 9.03 Power of Attorney. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Purchase Agreement and the other Transaction Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and neither the Collateral Agent nor any Secured Party shall have any liability to such Grantor or any third party for failure to so do or take action). Except where prior notice is expressly required by the terms of this Agreement, the Collateral Agent shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Collateral Agent’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 9.04 Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

Section 9.05 Termination and Release.

(a) At such time as the Debenture and the other Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by this Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that the Company shall provide to the Collateral Agent evidence of such transaction’s compliance with the Purchase Agreement and the other Transaction Documents as the Collateral Agent shall reasonably request.

Section 9.06 Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Collateral Agent in accordance with the terms of the Purchase Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 9.07 Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and, as to any Grantor, addressed to it at the address of such Grantor set forth in Schedule 1 hereof and as to the Collateral Agent, addressed to it at the address set forth in the Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 9.08 Indemnity and Expenses. Without limiting any obligations of the Company under the Purchase Agreement or the Debentures, each Grantor agrees to indemnify the Collateral Agent (and any sub-agent thereof) and all Secured Parties from and against all claims, lawsuits and liabilities (including attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the satisfaction in full of the Secured Obligations. Grantors, jointly and severally, shall, upon demand, pay to each Secured Party all of the costs and expenses which such Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation , use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of such Secured Party hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

Section 9.09 Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.10 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11 Counterparts; Integration. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 9.12 No Release. Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Purchase Agreement or the other Transaction Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Purchase Agreement and the other Transaction Documents.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRANTORS:

EXXEL PHARMA, INC.

By
Name:
Title:

JOSEPH GUNNAR & CO., LLC

By
Name:
Title:

(Signature page to the Security Agreement)

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of [DATE] is made by [JOINING GRANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE] (the “Joining Grantor”), and delivered to [NAME OF COLLATERAL AGENT], in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) under that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [ ] [ ], 2024, made by and among Exxel Pharma, Inc., a corporation organized under the laws of the Province of British Columbia (the “Company”), and the Grantors party thereto, in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

WHEREAS, the Joining Grantor is a Wholly Owned Domestic Subsidiary of the Company and required by the terms of the Purchase Agreement to be joined as a party to the Security Agreement as a Grantor;

WHEREAS, this Joinder Agreement supplements the Security Agreement and is delivered by the Joining Grantor pursuant to Section 3.05 of the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the Loans made available and to be made available to the Company by the Lenders under the Purchase Agreement;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Collateral Agent, for the ratable benefit of the Secured Parties:

1.	Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of its right, title and interest in, to and under the Pledged Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

2.	Affirmations. The Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement. The Joining Grantor also represents and warrants to the Collateral Agent and the Secured Parties that (i) it has the corporate power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.	Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4.	Severability. The provisions of this Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.	Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6.	Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and credit extensions under the Purchase Agreement and the other Transaction Documents made and maintained, in reliance on this Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

7.	Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of New York. The provisions of Section 9.09 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[NAME OF JOINING GRANTOR]

By:
Name:
Title:

Address for Notices:

AGREED TO AND ACCEPTED: JOSEPH GUNNAR & CO., LLC

By:
Name:
Title:

Address for Notices:

[Schedules to be attached]

Exhibit B

Deposit Account Control Agreement

Exhibit C

Securities Account Control Agreement

EXHIBIT F

ACCREDITED INVESTOR QUESTIONNAIRE

[INSERT COMPANY LETTERHEAD]

EXXEL PHARMA, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

PURPOSE OF THIS QUESTIONNAIRE

This Questionnaire is being distributed by Exxel Pharma, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), to enable the Issuer to determine whether you (the “Purchaser”) are qualified to invest in the [PLEASE FILL IN CLASS OF SECURITY IN THE SPACE PROVIDED] (the “Securities”) of the Issuer. If additional space is required for you to provide an answer, please attach separate sheets with your name on each. Unless stated otherwise, answers should be given as of the date you complete this Questionnaire.

A.	Purchaser Information

1.	Name of Purchaser: _________________________________________________________________________

2.	Subscription Amount: _______________________________________________________________________

3.	U.S. Taxpayer Identification Number or Social Security Number (if applicable):

4.	Jurisdiction of Incorporation, Organization or Formation (for entities): ___________________________________

5.	Purchaser’s Address of Residence or Principal Place of Business:

6.	Address for Delivery and Notices (if different from above):

7.	Phone Number: ____________________________________________________________________________

8.	Email Address: ____________________________________________________________________________

9.	Occupation / Salary Information: _______________________________________________________________

(i)	Present occupation: __________________________________________________________________

(ii)	Present title or position and length of service in present title or position: ___________________________

(iii)	Salary: __________________________________________________________________

(iv)	Do you own your own business or are you otherwise employed?

☐ Yes        ☐ No

(v)	Name and type of business employed by or owned: __________________________________________

(vi)	Length of service with present employer or length of ownership of present business: _________________

(vii)	Description of responsibilities: __________________________________________________________

(viii)	Prior Occupations, Employment, and Length of Service during the Past Five Years:

(a)	Occupation: ______________________________________________________________

(b)	Name of employer(s) or owned business(es) (and identify which): _____________________

(c)	Years of service with employers and length of ownership of business(es): _______________

(ix)	Do you have any professional licenses, registrations, certifications or designations, including bar admissions, accounting certificates, real estate brokerage licenses, investment adviser registrations, and SEC or state broker-dealer registrations?

☐ Yes       ☐ No

If yes, please list such licenses or registrations, the date(s) you received the same, and whether they are in good standing:  _____________________________________________________________

10.	Education (college and postgraduate):

(i)	Institution(s) Attended: _______________________________________________________________

(ii)	Degree(s): _________________________________________________________________________

(iii)	Dates of Attendance (at each, and identify which): ___________________________________________

11.	Current Investment Objectives:

(i)	My current investment objectives (indicate applicability and priority) are:

(a)	Current Income:

(b)	Appreciation:

(c)	Tax Shelter:

(d)	Other (list below):

12.	For all Purchasers:

☐	I agree to electronic delivery of disclosures.

13.	For Non-Individuals (check one):

☐	Limited Partnership

☐	Limited Liability Company

☐	Corporation

☐	Individual Retirement Account (custodian or trustee must sign)

☐	Trust (other than IRA) (trustee must sign)

☐	Qualified Plan (other than IRA)

☐	Other: __________________________

14.	For Individuals (check one)

☐	Single Individual (one signatory required)

☐	Joint Tenants with Right of Survivorship (each individual must sign)

☐	Tenants-in-Common (each individual must sign)

☐	Community Property (one signatory required)

☐	Other: __________________________

15.	The following IRS form is filled out, signed, and attached, or has been previously provided to the Issuer (check one and attach):

☐	W-9 (for Purchasers who are U.S. Persons)

☐	W-8BEN (for Individual Purchasers who are not a U.S. Person)

☐	W-8BEN-E (for Non-Individual Purchasers who are not a U.S. Person)

☐	Previously provided to the Issuer

B.	Accredited Investor Status

Purchaser makes one or more of the following representations regarding Purchaser’s status as an “Accredited Investor” (within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and has checked each box/category below applicable to Purchaser:

☐	(i)	If a natural person, Purchaser (x) has an individual net worth[1], or joint net worth[2] with Purchaser’s spouse or spousal equivalent[3], in excess of $1,000,000 (excluding the value of Purchaser’s primary residence), or (y) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with Purchaser’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	(ii)	If a natural person, Purchaser holds in good standing one or more professional cerrifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission (the “SEC”) has designated as qualifying an individual for accredited investor status.[4]

☐	(iii)	Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

☐	(iv)	Purchaser is (1) a bank as defined in section 3(a)(2) of the Securities Act; (2) a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (3) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; (4) an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (as amended,

[1]	For purposes of calculating the net worth of a natural person, the amount of any mortgage or other indebtedness secured by such person’s primary residence must be netted against the value of such residence. If the amount of such indebtedness is less than the estimated fair market value of such residence, it need not be considered as a liability deducted from such natural person’s net worth (except that if the amount of indebtedness outstanding at the time of the sale of Securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). If the amount of such indebtedness exceeds the estimated fair market value of such residence, then that excess liability must be deducted from such natural person’s net worth.

[2]	Joint net worth can be calculated as the aggregate net worth of the undersigned and his or her spouse or spousal equivalent; assets need not be held jointly to be included in such calculation. Reliance on the joint net worth standard described herein does not require that the investment in the Securities be made jointly by the undersigned and his or her spouse or spousal equivalent.

[3]	“Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[4]	As of the date of this Questionnaire, the SEC has designated the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Investment Adviser Representative license (Series 65) as qualifying natural persons for accredited investor status pursuant to Rule 501(a)(10) under the Securities Act. the “Advisers Act”) or registered pursuant to the laws of a state; (5) an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Advisers Act; (6) an insurance company as defined in section 2(a)(13) of the Securities Act; (7) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act; (8) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or (9) a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐	(v)	Purchaser is (1) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (2) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, a savings and loan association, an insurance company, or registered investment adviser; (3) an employee benefit plan having total assets in excess of $5,000,000; or (4) a self-directed plan, the investment decisions on behalf of which are made solely by persons who are accredited investors.

☐	(vi)	Purchaser is an employee benefit plan or retirement plan in which all of the participants are accredited investors.

☐	(vii)	Purchaser is a private business development company as defined in section 202(a)(22) of the Advisers Act.

☐	(viii)	Purchaser is a corporation, partnership, limited liability company, organization described in section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Securities offered, in any case, with total assets in excess of $5,000,000.

☐	(ix)	Purchaser is an entity, of a type not listed in investor category (iii), (iv), (v), (vii), (viii) or (xiii) of this Part B, not formed for the specific purpose of acquiring the Securities offered, owning “Investments”[5] (as defined in Rule 2a51-1 under the Investment Company Act) in excess of $5,000,000.

☐	(x)	Purchaser is a revocable grantor trust[6] of which each settlor (i.e., grantor) is a natural person who is an accredited investor.

☐	(xi)	Purchaser is a family office, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters

[5]	The term “Investments” is generally restricted to the following: (1) stock in publicly held corporations; (2) limited partnership interests in private investment partnerships such as venture capital, private equity or hedge funds; (3) interests in registered investment companies such as mutual funds or exchange-traded funds; (4) cash, commodity interests, and physical commodities held for investment purposes; (5) real estate held for investment purposes (excluding real estate used for personal purposes or as a place of business); and (6) stock in privately-held corporations provided that each such privately-held corporation has shareholder’s equity, determined in accordance with generally accepted accounting principles and as of the date of its most recent financing statements (within the preceding 16 months), in excess of $50,000,000.

[6]	The term “revocable grantor trust” means a trust that is a “grantor trust” for U.S. federal income tax purposes, with the grantor or grantors (i) being the sole funding source(s) of such trust, (ii) serving as trustee(s), or co-trustee(s), of such trust, (iii) having sole investment discretion on behalf of such trust at the time of investment in the Issuer is made, and (iv) having the right to amend or revoke such trust during the life or lives of the grantor(s). that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	(xii)	Purchaser is a family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the immediately preceding investor category (xi) and whose prospective investment in the Issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	(xiii)	Purchaser is an entity in which all of the equity owners are accredited investors. If Purchaser belongs to this investor category ONLY, list in the space provided in Part C of this Questionnaire (“Answer Supplement(s)”) the equity owners of Purchaser and the investor category under which each such equity owner qualifies as an accredited investor. If you have any questions, please call or email Ted Jones at (225) 248-2140 or tjones@joneswalker.com.

☐	(xiv)	Purchaser cannot check any of the investor categories set forth in clauses (i) through

☐	(xiii)	of this Part B above.

C.	Answer Supplement(s)

In the spaces provided below, please supplement any answer given in response to (xiii) of Part B of this Questionnaire as necessary If additional space is required for you to provide an answer, please attach separate sheets with your name on each:

[Signature Page Follows]

SIGNATURE AND CERTIFICATIONS

Purchaser hereby certifies that the information given by Purchaser in this Questionnaire is correct and complete.

Purchaser hereby acknowledges, understands and agrees: (i) regarding the meaning and legal consequences of the representations and warranties made by Purchaser in this Questionnaire; and (ii) that the Issuer is relying on such representations and warranties in making the determination of whether to accept or reject this subscription.

Purchaser further agrees and covenants to promptly notify the Issuer if any of the above information provided in the Questionnaire ceases to be true or otherwise changes after Purchaser’s investment in the Issuer.

IF A NATURAL PERSON:

Purchaser Name: ______________________________________________________

Authorized signature: __________________________________________________

Date: ________________

IF AN ENTITY:

Purchaser Name: ______________________________________________________

Authorized signature: ___________________________________________________

Date: ________________

Signatory’s Name (Print): ________________________________________________

Title (Print): __________________________________________________________

[Signature Page to the Accredited Investor Questionnaire]

EXHIBIT G

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (this “Agreement”), dated as of November 19, 2024, is made by and among each of the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” or that becomes a party hereto pursuant to Section 6.03) (collectively, the “Guarantors,” and individually, each a “Guarantor”) and John Nash, in its capacity as collateral agent on behalf of the Secured Parties (as defined below) (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

Recitals

WHEREAS, Exxel Pharma Inc., Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), has entered into a Securities Purchase Agreement dated as of November 19, 2024 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its provisions, the “Purchase Agreement”) pursuant to which the Company shall sell, and the Purchasers shall purchase, Senior Secured Convertible Debentures and Warrants;

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement;

WHEREAS, it is a condition precedent to the Purchasers purchasing the Senior Secured Convertible Debentures and Warrants that the Guarantors guarantee all of the obligations of the of the Company under and with respect to the Purchase Agreement, the Debentures and the other Transaction Documents, and pursuant to the Purchase Agreement, the Company agreed to cause the Guarantors to jointly and severally guaranty all of such obligations; and

WHEREAS, in connection herewith, the Guarantors, the Company, and the Collateral Agent have entered into that certain Security Agreement dated of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Security Agreement”), pursuant to which Guarantors and the Company have granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in substantially all of their respective assets, as more fully set forth in the Security Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to enter into the transactions contemplated in the Transaction Documents, from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

ARTICLE I

Definitions

Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Guarantors” has the meaning specified in Section 6.03.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral Agent” has the meaning specified in the Preamble hereof.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” has the meaning specified in the Preamble hereof.

“Guaranty Joinder” has the meaning specified in Section 6.03.

“Indemnitee” has the meaning specified in Section 6.02.

“Guaranteed Obligations” has the meaning specified in Section 2.01.

“Recipient” means the Collateral Agent.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, brokers, trustees, administrators, managers, advisors, and representatives, including accountants, auditors, and legal counsel, of it and its Affiliates.

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties” means the Purchasers and the Collateral Agent.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings (including backup withholding) imposed, levied, withheld, or assessed by any Governmental Authority, together with any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“Termination Date” has the meaning specified in Section 6.05(a).

“Withholding Agent” means the Company, each Guarantor and the Collateral Agent.

ARTICLE II

Agreement to Guarantee Obligations

Section 2.01 Guaranty. Subject to Section 2.02, each Guarantor, jointly and severally, hereby unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, as primary obligor and not merely as surety, the full and punctual payment when due and payable, whether at stated maturity or otherwise in accordance with any Transaction Document, of all the Secured Obligations (as defined in the Security Agreement) of the Guarantors owing to any Secured Parties whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).

Each Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed, or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Secured Party under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Company.

Section 2.02 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the obligations of each Guarantor hereunder. If any payment shall be required to be made to the Collateral Agent or any Secured Party under this Agreement, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Company so as to maximize the aggregate amount paid to the to the Collateral Agent under or in connection with the Transaction Documents. Each Guarantor hereby acknowledges that the Guaranteed Obligations may exceed the amount of such Guarantor’s obligation as limited hereby without affecting the liability of any Guarantor hereunder.

Section 2.03 Reinstatement. Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy, or reorganization of the Company or otherwise.

ARTICLE III

Guaranty Absolute and Unconditional; Waivers

Section 3.01 Guaranty Absolute and Unconditional; No Waiver of Guaranteed Obligations. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation, or order of any Governmental Authority now or hereafter in effect. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Company under any Transaction Document. A separate action may be brought against each Guarantor to enforce this Agreement, whether or not any action is brought against the Company or whether or not the Company is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute, and unconditional and the obligations of each Guarantor hereunder, to the fullest extent permitted by Applicable Law, shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Transaction Document, or any related agreement or instrument;

(b) any change in the time, place, or manner of payment of, or in any other term of, the Guaranteed Obligations, or any rescission, waiver, amendment, or other modification of any Transaction Document, or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Guaranteed Obligations;

(d) any manner of sale, disposition, or application of proceeds of any Collateral, or any other collateral or other assets to all or part of the Guaranteed Obligations;

(e) any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(f) any change, restructuring, or termination of the corporate structure, ownership, or existence of the Company or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting the Company or its assets, or any resulting release or discharge of any Guaranteed Obligation;

(g) any failure of the Collateral Agent to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Company or any Subsidiary now or hereafter known to such Collateral Agent; each Guarantor waiving any duty of the Secured Parties to disclose such information;

(h) the failure of any other Person to execute or deliver this Agreement, any Guaranty Joinder, or any other guaranty or agreement, or the release or reduction of liability of any Guarantor, or other guarantor or surety, with respect to the Guaranteed Obligations;

(i) the failure of the Collateral Agent to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(j) any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against any Secured Party; or

(k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Debentures or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any other Guarantor or surety.

Each Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this Article III by such Guarantor are knowingly made.

Section 3.02 Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor, and any other notice with respect to any of the Guaranteed Obligations and this Agreement, and any requirement that any Secured Party protect, secure, perfect, or insure any Lien or any property subject thereto.

(c) Each Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, at its election and without notice to or demand upon such Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any other guarantor, or exercise any other right or remedy available to it against the Company or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full or collateralized in full in cash. Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or other right or remedy of such Guarantor against the Company or any other Guarantor or guarantor or any Collateral or any other collateral.

ARTICLE IV

Agreement to Pay; Subrogation; Contribution; Set-Off

Section 4.01 Agreement to Pay. Without limiting any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor, if the Company fails to pay any Guaranteed Obligation when and as due, whether at maturity, after notice of prepayment, or otherwise, each Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to the Collateral Agent in cash. Upon payment by any Guarantor of any sums to the Collateral Agent as provided herein, all of such Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity, or otherwise arising therefrom against the Company or any other Guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Guaranteed Obligations. In addition, any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If after the occurrence and during the continuance of an Event of Default, any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity, or similar right or (ii) any such indebtedness of the Company, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and promptly paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Transaction Documents or to be held as Collateral for any Guaranteed Obligations. If any Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, after indefeasible payment in full in cash of all Obligations, and the termination of all Commitments, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment.

Section 4.02 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Collateral Agent or any other Secured Party against the Company or any Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of any of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any Guarantor or other guarantor in respect of payments made by such Guarantor hereunder, in each case, until all amounts owing to the Collateral Agent and the other Secured Parties on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, as soon as practicable upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether due or to become due, in such order as the Collateral Agent may determine.

Section 4.03 Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to each Secured Party for the full amount guaranteed by such Guarantor hereunder.

Section 4.04 Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Collateral Agent and other Secured Parties are hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Collateral Agent or other Secured Party to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Transaction Document to the Collateral Agent or other Secured Party, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Collateral Agent or other Secured Party shall have made any demand under this Agreement or any other Transaction Document . The rights of the Collateral Agent or other Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) that the Collateral Agent or any Secured Party may have. The Collateral Agent and any other Secured Party agrees to notify the relevant Guarantor promptly after any such set-off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

ARTICLE V

Representations and Warranties; Covenants

Section 5.01 Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Transaction Documents are true and correct. Each Guarantor further represents and warrants that:

(a) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Transaction Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties, and prospects of the Company.

Section 5.02 Covenants. Each Guarantor covenants and agrees that, until the Termination Date, such Guarantor will perform and observe and cause each of its Subsidiaries to perform and observe, all of the terms, covenants, and agreements set forth in the Transaction Documents that are required to be, or that the Company has agreed to cause to be, performed or observed by such Guarantor or Subsidiary.

ARTICLE VI

Miscellaneous

Section 6.01 Amendments. No term or provision of this Agreement may be waived, amended, supplemented, or otherwise modified except in a writing signed by each Guarantor, and the Collateral Agent in accordance with Section 5.5 of the Purchase Agreement.

Section 6.02 Indemnification.

(a) Each Guarantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, taxes, claims, and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses, and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor) other than such Indemnitee and its Related Parties, arising out of, in connection with, or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Guaranteed Obligations to be the legal, valid, and binding obligations of the Company or the Guarantors enforceable against the Company or the Guarantors in accordance with their terms, whether brought by a third party or by such Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document or (iii) result from a claim not involving an act or omission of the Company or any Guarantors and that is brought by an Indemnitee against another Indemnitee (other than against the Collateral Agent in its capacity as such.

(b) To the fullest extent permitted by Applicable Law, each Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic, or other information transmission systems in connection with this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby by unintended recipients.

(c) All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(d) Without prejudice to the survival of any other agreement of any Guarantor under this Agreement or any other Transaction Documents, the agreements and obligations of each Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, and this Section 6.04 shall survive termination of the Transaction Documents, and payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement.

Section 6.03 Additional Guarantors. Each Subsidiary of the Company is required to become a Guarantor and will become a Guarantor (each an “Additional Guarantor”), with the same force and effect as if they were originally named as a Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Subsidiary of a supplement to this Agreement substantially in the form of the supplement attached hereto as Annex I (each a “Guaranty Joinder”). Each reference to “Guarantor” (or any words of like import referring to a Guarantor) in this Agreement or any other Transaction Document shall also mean the Additional Guarantor; and each reference in this Agreement or any other Transaction Document to this “Guaranty” (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by each Guaranty Joinder. No consent of any other Guarantor hereunder will be required for the execution and delivery of any Guaranty Joinder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Agreement.

Section 6.04 Notices. All notices and other communications provided for herein shall be made in accordance with Section 5.4 of the Purchase Agreement and shall be given to each Guarantor in care of the Company as specified in Section 5.4 of the Purchase Agreement.

Section 6.05 Continuing Guaranty; Assignments Under the Purchase Agreement.

(a) This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement, (y) the Maturity Date, and (z) the latest date of expiration or termination of the Debentures (the “Termination Date”), (ii) be binding on each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Purchase Agreement (including all or any portion of its Commitments owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

(b) Any Guarantor ceasing to be a Subsidiary as a result of a transaction permitted by the Transaction Documents shall be automatically released from the Guaranty.

Section 6.06 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 2.2 of the Purchase Agreement, this Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.07 Electronic Execution.

(a) The words “execution,” “signed,” “signature,” and words of similar import in this Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309), provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it; and provided, further, the Collateral Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement or any other Transaction Document, and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(b) Without limiting the generality of the foregoing, each of the parties (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Collateral Agent, and the Guarantor, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity, and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of such Agreement or Transaction Document based solely on the lack of paper original copies of such Agreement or Transaction Documents, including with respect to any signature pages thereto.

Section 6.08 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Transaction Documents and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Collateral Agent or any Secured Party, or any of their respective Related Parties in any way relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in any such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Transaction Document shall affect any right that any Secured Party may otherwise have to (i) bring any action or proceeding relating to this Agreement or any other Transaction Document against any Guarantor or any other Loan Party or its properties in the courts of any jurisdiction or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5- 116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

(c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.06 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 6.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SUBSIDIARY GUARANTORS:

ASPIRE BIOSCIENCE, INC.

By
Name:
Title:

EXXEL PHARMA AUSTRALIA, PTY L.

By
Name:
Title:

JOSEPH GUNNAR & CO., LLC, as Collateral Agent

By
Name:
Title:

[Signature Page to the Guaranty]

ANNEX I

FORM OF GUARANTY JOINDER

This Joinder Agreement, dated as of __________ ___ , 202[_], is delivered pursuant to Section 6.03 of the Guaranty, dated as of November __________, 2024, by the Guarantors signatory thereto and [LEAD INVESTOR] as Collateral Agent (the “Guaranty”). Capitalized terms used herein without definition are used as defined in the Guaranty.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 6.03 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and hereby agrees to be bound as a Guarantor for purposes thereof.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT H

RISK FACTORS

EXHIIBIT H

Our business is subject to many significant risks. You should carefully consider these summary risks before deciding whether to invest. In particular, our risks include, but are not limited to, the following:

●	We have a limited operating history, have not initiated, conducted or completed any clinical trials, and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and viability.

●	We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability.

●	Even if this offering is successful, we will require substantial additional capital to finance our operations in the future. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to curtail, delay or discontinue one or more of development programs or future commercialization efforts.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	Any delays in the commencement or completion, or termination or suspension, of our ongoing, planned or future clinical trials could result in increased costs to us, delay or limit our ability to generate revenue and adversely affect our commercial prospects.

●	The outcome of pre-clinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the U.S. Food and Drug Administration or other comparable foreign regulatory authorities.

●	If we experience delays or difficulties in enrolling patients in our ongoing or planned clinical trials, our receipt of necessary regulatory approval could be delayed or prevented.

H-1

●	We may be required to perform additional or unanticipated clinical trials to obtain approval or be subject to post-marketing testing requirements to maintain regulatory approval. If our candidates prove to be ineffective, unsafe or commercially unviable, our entire technology platform and pipeline would have little, if any, value, which would have a material and adverse effect on our business, financial condition, results of operations and prospects.

●	Adverse side effects or other safety risks associated with our drug candidates could delay or preclude approval, cause us to suspend or discontinue clinical trials or abandon further development, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

●	Our products may never achieve market acceptance.

●	We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted.

●	We rely on third parties to manufacture our product candidates and conduct our pre-clinical studies and clinical trials. If these third parties do not successfully perform their contractual and regulatory duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our drug candidates and our business could be substantially harmed.

●	Even if we are successful in completing pre-clinicals studies and clinical trials, we may not be successful in commercializing any drug candidate.

●	The development and commercialization of pharmaceutical products are both subject to extensive regulation.

●	We may not be able to protect our intellectual property and proprietary rights throughout the world.

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EXHIBIT I

BENEFICIAL CAPITAL STOCKHOLDER LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

(5%+ NOTEHOLDERS)

November 19, 2024

Exxel Pharma, Inc.

12635 E. Montview Blvd., Suite 134

Aurora, CO 80045

Joseph Gunnar & Co., LLC

40 Wall Street, Suite 3004

New York, New York 10005

As Placement Agent to the Company (as defined below)

RE:	Exxel Pharma, Inc.

Ladies and Gentlemen:

The undersigned, a beneficial owner of 5% or more of the common stock, par value $0.00 per share (the “Common Stock”), of Exxel Pharma, Inc, a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), understands that Joseph Gunnar & Co., LLC is acting as the placement agent (the “Placement Agent”) in connection with the private placement of 12.5% Senior Secured Convertible Debentures and Warrants to accredited investors through a bridge financing (the “Bridge”) conducted pursuant to a Securities Purchase Agreement dated as of November 19, 2024, by and between the Company and the purchasers signatory thereto (the “Purchase Agreement”).

To induce the Placement Agent to continue its efforts in connection with the Bridge, the undersigned hereby agrees that, without the prior written consent of the Placement Agent and the Company, the undersigned will not (except upon the occurrence of an Early Termination (as defined below)), during the period beginning on the date of the first closing of the Bridge and ending on the earlier of the third month anniversary of the consummation of a Qualified Offering or a Qualified Event (as those terms are defined in the Purchase Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, hypothecate, establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock (“Shares”) or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge or any other agreement, transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock- Up Securities or is repayable with the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock- Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other agreement, transaction or arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent and the Company in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Qualified Offering or the Qualified Event (not including a direct listing); (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) by operation of law; (d) transfers of Lock-Up Securities to a charity or educational institution; (e) transfers of Lock-Up Securities (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned; and (f) transfers of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that (1) does not qualify as a Qualified Event, (2) is made to all holders of the Company’s capital stock, (3) involves a change of control of the Company, and (4) has been approved by the Company’s board of directors; provided that, in the case of any transfer pursuant to the foregoing clauses (b), (d) or (e), (i) any such transfer shall not involve a disposition for value, and (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement; and provided further, that in the case of any transfer pursuant to the foregoing clauses (c) or (f), each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make or register in its books and records any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this lock-up agreement.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement.

The undersigned understands that the Company and the Placement Agent are relying upon this lock- up agreement in proceeding toward the consummation of the Bridge. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, agents, successors and assigns.

The parties understand that in the event that the first closing of the Bridge is not consummated on or prior to November 30, 2024, or a Qualified Offering or Qualified Event is not consummated on or prior to December 31, 2025, then this lock-up agreement shall be void and of no further force or effect (“Early Termination”).

I-1

Very truly yours,

Signature:

Print Name:

Date Signed:

Name of Signatory, in case of entities:

Title of Signatory, in case of entities:

[Signature Page to the Lock-Up Agreement]

I-2